UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

2U, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2020 Annual
Meeting of Stockholders
and Proxy Statement

Tuesday, June 23, 2020 3:00 P.M., Eastern time
Online only at: www.virtualshareholdermeeting.com/TWOU2020

April 30, 2020
Dear Fellow Stockholder:
I am pleased to invite you to attend our 2020 Annual Meeting of Stockholders, to be held on June 23, 2020 at 3:00 p.m., Eastern time. The Annual Meeting will be held virtually via live webcast at: www.virtualshareholdermeeting.com/TWOU2020. You will not be able to attend the Annual Meeting in person. You will be able to vote and submit your questions at the website listed above during the Annual Meeting.
Details regarding the Annual Meeting and the various matters to be acted upon during the Annual Meeting are described in the accompanying Notice of 2020 Annual Meeting of Stockholders and the proxy statement.
We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We will send stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders, a list of the matters to be considered at the meeting, and for voting your shares.
You can ensure that your shares are represented at the Annual Meeting by promptly voting over the Internet, voting by telephone or by completing and mailing a proxy or voting card if you receive printed proxy materials. If you hold shares through a broker or other nominee in “street name,” you will need to follow the voting instructions provided by your broker or nominee.
On behalf of the Board of Directors of 2U, Inc., I would like to express our appreciation for your ownership and continued support of 2U, Inc. We look forward to speaking with you at the Annual Meeting.

Sincerely,

Christopher “Chip” Paucek Co‑Founder & Chief Executive Officer

2U, INC.
7900 Harkins Road
Lanham, Maryland 20706
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2020
Stockholders of 2U, Inc.:
The 2020 Annual Meeting of Stockholders (the “Meeting”) of 2U, Inc. (the “Company”) will be held virtually via live webcast at: www.virtualshareholdermeeting.com/TWOU2020 on June 23, 2020, beginning at 3:00 p.m. Eastern time. You will not be able to attend the meeting in person. You will be able to vote and submit your questions at the website listed above during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect four Class III directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;

3.	To approve, on a non‑binding advisory basis, the compensation of the Company’s Named Executive Officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
We are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. On or about April 30, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials for our Meeting, including our Annual Report to Stockholders for the year ending December 31, 2019. The Notice will also provide instructions on how to vote your shares and how to request a paper copy of the proxy materials by mail.
The Board of Directors of the Company has fixed the close of business on April 24, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof.
A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. If our headquarters are closed for health and safety reasons related to the coronavirus (COVID-19) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to: investorinfo@2u.com subject to our satisfactory verification of stockholder status. During the Meeting, the list of stockholders will be made available electronically at: www.virtualshareholdermeeting.com/TWOU2020.
The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.
Your vote is important. Please read the proxy statement and the instructions on the proxy card, whether or not you plan to attend the Meeting, and no matter how many shares you own, please vote your share or submit your proxy promptly in advance of the Meeting by using one of the methods described in the proxy materials. This will help to assure a quorum and to avoid added proxy solicitation costs. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voted over the Internet. If you hold shares through a broker or other nominee in “street name,” you should follow the voting instructions provided to you in your materials, which may include the ability to vote using the Internet or by telephone.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares via the Internet during the Meeting, in which case, your prior proxy would be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
June 23, 2020.
This Notice of Annual Meeting and Proxy Statement and the 2019 Annual Report are available at: www.proxyvote.com or on our investor relations website at: http://investor.2u.com.

By Order of the Board of Directors,

Christopher “Chip” Paucek Co‑Founder & Chief Executive Officer
April 30, 2020

Proxy Statement Summary

The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2019 Annual Report to Stockholders before casting your vote.

2020 Annual Meeting of Stockholders

Date & Time: Tuesday, June 23, 2020 at 3:00 p.m., Eastern time	Record Date: Friday, April 24, 2020
Place: Online only at: www.virtualshareholdermeeting.com/TWOU2020
Voting:
Stockholders as of the record date are entitled to vote. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2020 Annual Meeting of Stockholders.

Voting Matters & Board Recommendations

Proposal		Board Recommendation	Page
1	Election of four Class III director nominees • Sallie L. Krawcheck • John M. Larson • Edward S. Macias • Alexis Maybank	FOR each nominee	12
2	Ratification of appointment of KPMG LLP as Company’s independent registered public accounting firm for fiscal 2020	FOR	29
3	Advisory approval of executive compensation	FOR	32
Significant 2019 Business Highlights
2019 was a year of tremendous progress in positioning the Company for the future of higher education and the future of society. In 2019, the Company:

•	Delivered full-year revenue growth of 40%.

•
Made significant investments in new product launches and product lines, which resulted in a short-term increase in losses in order to drive future growth and solidify its leadership position long-term.

•
Added the boot camp product line and doubled its partner base through the acquisition of Trilogy Education Services, Inc. (“Trilogy”), creating a new entry point on the Career Curriculum Continuum and radically expanding its capabilities to meet demand in STEM disciplines.

•	Launched 17 new graduate programs, enhancing its leadership position in the market by adding offerings across more universities and academic disciplines.

•	Continued to bolster the senior leadership team to prepare for increased scale, adding decades of experience across our finance, marketing, and product teams.
University demand is increasing and more students are taking blended or fully digital courses than ever before.

•
The Company is a market leader in helping nonprofit colleges and universities succeed in the digital age and is a trusted partner and brand steward to 73 leading institutions. Our shared success model allows our university clients to launch online offerings without significant financial risk and to focus resources on other core academic or institutional priorities.

•
The Company builds, delivers, and supports a portfolio of more than 400 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, professional certificates, boot camps, and short courses, across the Career Curriculum Continuum.

•	Together with its university clients, the Company has positively transformed the lives of more than 215,000 students.
Higher education is a powerful driver of upward social mobility. The Company increases access to high-quality educational offerings.

•	Our degree offerings in licensure-based disciplines help train the next generation of health care workers across fields including nurses, social workers, pharmacists, and others.

•
Our boot camps are re-skilling and up-skilling workers to fill the tech-driven jobs of today and tomorrow. These offerings provide access to high quality, in-demand training to underserved populations.

Corporate Governance Highlights
We believe that good corporate governance is important to achieve success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our Board of Directors (“Board” or “Board of Directors”) reflect many current best practices.

✓ All directors with the exception of Mr. Paucek, our Chief Executive Officer, are independent under the Nasdaq rules	✓ We have three standing Board Committees, all of which are comprised solely of independent directors
✓ We have separate Chair and Chief Executive Officer roles	✓ We have a diverse board in terms of gender, race, experience and skills
✓ All directors attended greater than 75% of Board meetings held during 2019	✓ We have a limit on outside directorships
✓ At least annually, the Board and its Committees conduct a self-evaluation to determine whether they are functioning effectively	✓ We have regular executive sessions of independent directors
✓ Directors have full and free access to management and, as necessary, appropriate independent advisors

Results of Last Year’s “Say-on-Pay” Vote
At the Company’s 2019 annual meeting of stockholders, the Company’s advisory vote to approve executive compensation (“say-on-pay vote”) for fiscal year 2018 garnered stockholder support of 34% of the shares present or represented by proxy. We were disappointed in this outcome and, in response, have implemented meaningful changes to our executive compensation practices based on feedback from our stockholders on potential improvements to our executive compensation programs and the Compensation Committee’s consideration of best practices in corporate governance. The Compensation Committee established base salaries and the structure and amount of equity awards for our Named Executive Officers prior to the say-on-pay vote regarding 2018 executive compensation, which took place in June 2019. Consequently, some changes that the Compensation Committee implemented in response to the say-on-pay vote at the 2019 Annual Meeting of Stockholders did not take effect until 2020.

What we heard	How we responded
The special one-time equity grant to our CEO in April 2018 and resulting magnitude of his overall 2018 compensation was not adequately aligned with our pay for performance philosophy.
The Compensation Committee did not make any special or off-cycle equity awards to Mr. Paucek in 2019. Mr. Paucek’s total annual compensation in 2019 (as reported in the Summary Compensation Table) increased less than 0.5% over his total annual compensation for 2018 (as reported in the Summary Compensation Table not including the special one-time equity grant made in April 2018).

Named Executive Officer compensation structure should have performance-based components to incentivize Company performance and align the interests of our top executives with those of our stockholders.
The Compensation Committee introduced a relative total stockholder return metric to our long-term equity compensation program for our Named Executive Officers. As a result of this increased focus on performance-based metrics, in 2019 approximately 88% of total target compensation was variable, or “at-risk”, on average, for our Named Executive Officers and in 2020, we expect that approximately 90% of total target compensation will be at-risk.

We adhered to our pre-established metrics under our bonus program and did not make any payouts to Named Executive Officers under our 2019 bonus plan, which was based on achievement of revenue and adjusted EBITDA targets, when Company performance fell below threshold performance levels.

The Company does not have stock ownership guidelines or a clawback policy that would serve to further mitigate risk and align executive interests with those of our stockholders.
The Company adopted:

•    stock ownership guidelines for all of our Named Executive Officers and non-employee directors; and
•    a clawback policy that applies to all executive officers and allows the Company to recoup cash and equity incentive compensation in the event of a financial restatement due to material non-compliance with any financial reporting requirement.

Executive Compensation Highlights
Summary of our 2019 Executive Compensation Program
Our Compensation Committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures by linking a portion of executive compensation to the achievement of measurable corporate performance goals, and thereby aligning the incentives of our executives with the creation of value for our stockholders.

Below, we summarize those executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests.

What we do	What we don’t do
•    Emphasize Pay-for-Performance – Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, to align the interests of our executives and stockholders.
X No Hedging or Pledging – We prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.
• Annual “Say-on-Pay” Vote – We conduct our “say-on-pay” vote annually to allow our stockholders to provide us with their direct input on our executive compensation program, policies and practices.	X No Excise Tax Gross-Ups – We do not provide our executive officers with excise tax gross-ups.
•    Compensation Recovery (“Clawback”) Policy – The incentive-based compensation paid to our executive officers is subject to an executive compensation recovery, or “clawback” policy, in the event of a financial restatement due to material non-compliance with any financial reporting requirement.
X Limited Perquisites – We provide limited perquisites or other personal benefits to our Named Executive Officers.
•    Independent Compensation Consultant – Our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the Compensation Committee with competitive market data and additional information needed to make informed compensation decisions.

X No Special Welfare or Health Benefits – Our Named Executive Officers participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

•    Use Double-Trigger Change in Control Provisions – Our time-based equity awards contain a “double-trigger” payment provision in connection with a change in control, that is, accelerated vesting in connection with a change in control generally requires both a change-in-control of the Company and an involuntary termination of employment.

X No Guaranteed Compensation Increases – We do not provide automatic or pre-scheduled increases in base salary for Named Executive Officers.
•    Annual Executive Compensation Review – The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

•    Avoid Undue Risk-Taking – Our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect.

•    Stock Ownership Guidelines – All of our Named Executive Officers and non-employee directors are required to, within 5 years from becoming subject to the guidelines, own shares of our common stock having an aggregate value at least equal to (i) 3 times annual base salary for our CEO, (ii) 2 times annual base salary for our CFO, (iii) 1 times annual base salary for our other Named Executive Officers and (iv) 3 times the annual cash retainer for our non-employee directors.

2019 and 2020 CEO Total Direct Compensation Pay Mix

The Compensation Committee evaluates our executive compensation program annually to ensure it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete. In evaluating Mr. Paucek’s compensation, the Compensation Committee evaluates total direct compensation, which is generally comprised of a mix of cash compensation, in the form of base salary and annual cash incentive bonus, and long-term incentive compensation in the form of equity awards. This total direct compensation mix has been designed so that the elements of variable, or “at-risk”, pay, such as the annual cash incentive bonus and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to Mr. Paucek. By dedicating a meaningful percentage of Mr. Paucek’s total direct compensation opportunity to these variable “at risk” pay elements rather than fixed pay elements like base salary, the Compensation Committee believes that we are able to better link Mr. Paucek’s compensation with the Company’s performance.
The following chart illustrates the breakdown of Mr. Paucek’s target total direct compensation pay mix for 2019 and expected target total direct compensation pay mix for 2020. As noted, in 2019, Mr. Paucek’s target total direct compensation was approximately 92% variable, or “at-risk”, and, in 2020, we expect that Mr. Paucek’s target total direct compensation will be approximately 95% variable, or “at-risk” and approximately 72% based on achievement of performance goals.

2019 CEO Pay Mix

8%
Base Salary
8%
Short-term Incentive
42%
Stock Options
42%
Restricted Stock Units

Compensation at Risk: 92%

2020 CEO Pay Mix

5%
Base Salary
5%
Short-term Incentive
23%
Restricted Stock Units
67%
Performance Stock Units

Compensation at Risk: 95%

A Note Regarding COVID-19
Note that the 2019 performance and executive compensation arrangements described in this proxy statement were not affected by the COVID-19 pandemic. We do not yet know the impact that the COVID-19 pandemic could have our 2020 financial results, which could affect the decisions and actions taken by the Board and our executives with respect to our 2020 compensation programs.
Please see the section entitled “Compensation Discussion and Analysis” of this Proxy Statement for a more detailed description of the compensation paid to our CEO and other named executive officers during fiscal 2019.

2U, INC.
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2020
INTRODUCTION
The annual meeting of stockholders (the “Meeting”) of 2U, Inc., a Delaware corporation (“2U,” “we,” “us,” “our,” or the “Company”), will be held on June 23, 2020, beginning at 3:00 p.m., Eastern time, via a live webcast on the Internet at: www.virtualshareholdermeeting.com/TWOU2020. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is the purpose of the Meeting?
At the Meeting, stockholders will consider and vote on the following matters:

•
To elect four Class III directors, nominated by the Board, to serve on the Board until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

•	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;

•	To approve, on a non‑binding advisory basis, the compensation of the Company’s Named Executive Officers; and

•	To transact such other business as may properly come before the Meeting or any adjournment thereof.
These proxy solicitation materials are being sent to our stockholders on or about April 30, 2020.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent our stockholders of record and beneficial owners a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail will remain in effect until the stockholder terminates such election.
Why is this Meeting being held virtually?
Due to the travel and community gathering impacts of the coronavirus outbreak (COVID-19), the Company is moving to an online format for the Meeting. In addition, we believe that hosting the Meeting online enables increased attendance and participation from locations around the world, reduces costs and aligns with the Company’s broader sustainability goals. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

How can I get electronic access to the proxy materials?
You can view the proxy materials on the Internet at: www.proxyvote.com. Please have your 16-digit control number available. Your 16-digit control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your 16-digit control number can be found on your proxy card.
Our proxy materials are also available on our Investor Relations website at: http://investor.2u.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement.
Who is entitled to vote at the Meeting?
The Board has determined that those stockholders who are recorded in our record books as owning shares of the Company’s common stock, par value $0.001 per share, as of the close of business on April 24, 2020, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 63,958,768 shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a broker, bank or other nominee. Our common stock is our only class of outstanding voting securities.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person (virtually) at the Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person (virtually) at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee, as the stockholder of record, has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, or, if permitted by your broker, bank or nominee, you may be able to use the Internet or telephone to provide voting instructions. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non‑votes. The effect of broker non‑votes is more specifically described in “What vote is required to approve each item?” below.
What do I need to attend the virtual Meeting?
We will be hosting our Meeting via live webcast. Stockholders can attend the Meeting online at: www.virtualshareholdermeeting.com/TWOU2020. The webcast will begin at 3:00 p.m., Eastern time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 2:45 p.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures. In order to participate in the Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Additional rules of conduct regarding the Meeting may be provided during the Meeting.
How can I submit a question at the Meeting?
If you would like to submit a question for the Meeting, you may do so in advance at: www.virtualshareholdermeeting.com/TWOU2020, or you may type your question into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).
What if I have technical difficulties or trouble accessing the Meeting?

If you encounter any technical difficulties with accessing the virtual Meeting, please call the technical support number that will be posted on the Meeting website log-in page.
How do I vote?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.
Please refer to the summary instructions below and those included on your proxy card and in the Notice or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.
Stockholder of Record
If you are a stockholder of record, the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”
VOTE BY MAIL— You may vote by mail by marking, signing and dating your proxy card and mailing it in the pre-addressed envelope. If the pre‑addressed envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you provide specific voting instructions, your shares will be voted as you instruct, unless you validly revoke your proxy. Broadridge must receive your proxy card no later than June 22, 2020, the day before the Meeting, for your proxy and your vote to be counted. If you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them “FOR” the election of each of the four Class III directors listed in Proposal One, “FOR” Proposal Two and “FOR” Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.
VOTE BY INTERNET—To vote via the Internet before the Meeting, log on to: www.proxyvote.com and follow the instructions on the Notice or proxy card. We permit Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m. Eastern time on June 22, 2020, the day before the Meeting, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. You may also vote during the Meeting at: www.virtualshareholdermeeting.com/TWOU2020 by using the 16-digit control number on your Notice or proxy card.
VOTE BY TELEPHONE – To vote via telephone call the toll-free number on your Notice or proxy card. Telephone voting is available 24 hours per day until 11:59 p.m. Eastern time on June 22, 2020, the day before the meeting.
Beneficial Owner
If you hold shares through a broker, bank or nominee in street name, you will need to follow the voting instructions provided by your broker, bank or nominee. Many brokers, banks or nominees offer the option to vote by the Internet or telephone. The availability of Internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.
If you own shares in street name through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non‑routine matters, such as the election of directors and the approval, on a non‑binding advisory basis, of the compensation of the Company’s Named Executive Officers, your broker must receive voting instructions from you because it does not have discretionary voting power for these proposals. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee. So long as the broker has discretion to vote on at least one proposal, these “broker non‑votes” are counted toward establishing a quorum.
Can I change my vote after I submit my proxy or voting instructions?
Yes. If you hold shares directly as the stockholder of record, even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Corporate Secretary at 7900 Harkins Road, Lanham, Maryland 20706 a signed, original written notice of revocation dated later than the proxy you submitted;

•	submitting a duly executed proxy card bearing a later date; or

•	voting again via the Internet, including during the Meeting.
If you grant a proxy, you are not prevented from attending the Meeting (virtually) and voting via Internet at the Meeting. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote via Internet at the Meeting to revoke your proxy.
If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your voting instructions by following the instructions provided by your broker, bank or nominee.
All shares that have been properly voted and not revoked will be voted at the Meeting.
Is there a list of stockholders entitled to vote at the Meeting?
A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company’s stockholders for any purpose germane to the Meeting for a period of ten days prior to the Meeting during regular business hours, at the Company’s principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. If our headquarters are closed for health and safety reasons related to the coronavirus (COVID-19) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to: investorinfo@2u.com subject to our satisfactory verification of stockholder status. During the Meeting, the list of stockholders will be made available at: www.virtualshareholdermeeting.com/TWOU2020.
What constitutes a quorum to transact business at the Meeting?
Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person (virtually) or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. At the close of business on the record date, 63,958,768 shares were issued and outstanding. Proxies received but marked as abstentions and broker non‑votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.
What is the recommendation of the Board of Directors?
Our Board recommends a vote “FOR” the election of each of the four Class III directors, nominated by the Board, to serve on the Board until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year and “FOR” the approval, on a non‑binding advisory basis, of the compensation of the Company’s Named Executive Officers.
What vote is required to approve each item?
For each of the proposals, the applicable voting recommendation, and treatment of abstentions and broker-non votes are as follows:

Voting Item		Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Election of Directors	Plurality of votes cast, with director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) being elected	N/A	No effect
2	Ratification of Appointment of KPMG LLP	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	Not applicable as brokers generally have discretion to vote uninstructed shares on this proposal
3	Advisory Vote to Approve Compensation of Named Executive Officers	Majority of votes present or represented by proxy at the Meeting	Same effect as votes “AGAINST”	No effect
A “broker non‑vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on “routine” matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non‑routine” matter, including the election of directors and the approval, on a non‑binding advisory basis, of the compensation of the Company’s Named Executive Officers. Without your voting instructions, a broker non‑vote will occur.
Where can I find the voting results of the Meeting?
We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8‑K within four business days after the date of the Meeting.
Who will count the votes?
A representative from Broadridge Financial Solutions will both tabulate the votes and serve as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will bear the costs of soliciting proxies. We are soliciting proxies for the Meeting in the following ways:

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone or by electronic communication.

•	We have also retained a third-party proxy consultant, Innisfree M&A Incorporated, to solicit proxies on our behalf for a fee of approximately $25,000.

•
We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out‑of‑pocket expenses they incur in doing so.

When are stockholder proposals and director nominations due for next year’s annual meeting of stockholders?
Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2021 annual meeting of stockholders pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us no later than the close of business on January 1, 2021 and must otherwise comply with the requirements of Rule 14a‑8.
For proposals or nominations outside of Rule 14a‑8, the Company’s amended and restated bylaws (the “Bylaws”) provide that, in order for a stockholder to nominate a director or bring a proposal before the stockholders at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have delivered timely prior written notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 25, 2021 nor earlier than the close of business on February 23, 2021. In the event that the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the Bylaws can be obtained without charge by written request to the Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706 and is available without charge on the Company’s website at: http://investor.2u.com.
Any proposals or notices should be sent to:
2U, INC.
7900 HARKINS ROAD
LANHAM, MARYLAND 20706
ATTENTION: CORPORATE SECRETARY
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE— ELECTION OF DIRECTORS
Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one‑third of the directors expire each year. We believe having a staggered Board divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our Board.
The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated the following Class III directors to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal:
•    Sallie L. Krawcheck;
•    John M. Larson;
•    Edward S. Macias; and
•    Alexis Maybank.
All nominees currently serve as Class III directors of the Company. Each nominee has consented to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE FOUR CLASS III DIRECTOR NOMINEES.
OUR BOARD OF DIRECTORS
Our Board currently consists of 12 members. Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director with terms expiring at the 2021 or 2022 annual meetings of stockholders.

Director Name	Age	Class and Position	Term Expires
Paul A. Maeder	66	Class I Director and Chair of the Board	2021
Robert M. Stavis	57	Class I Director	2021
Christopher J. Paucek	49	Class I Director	2021
Gregory K. Peters	49	Class I Director	2021
Timothy M. Haley	65	Class II Director	2022
Valerie B. Jarrett	63	Class II Director	2022
Earl Lewis	64	Class II Director	2022
Coretha M. Rushing	64	Class II Director	2022
Sallie L. Krawcheck	55	Class III Director	2020
John M. Larson	68	Class III Director	2020
Edward S. Macias	76	Class III Director	2020
Alexis Maybank	45	Class III Director	2020
Other than our Chief Executive Officer, our Board is comprised of all independent directors. We believe it is essential to have directors representing diversity in many areas, including but not limited to race, ethnicity, gender, background, and professional experience. Our board is 50% ethnic or gender diverse and we are proud to have been named a “Winning ‘W’” company by 2020 Women on Boards for having a Board comprised at least 20% of women.

Our board: independent and diverse.

4
Women
4
People of Color
11
Independent Directors
33% Women
33% POC
92% Independent

Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also bring extensive board experience. We have worked hard to ensure diversity of backgrounds and perspectives within the board room, which we believe enhances oversight of our business strategy and our corporate governance practices. The table below sets forth a summary of our director’s skills and experience.

Summary of Director Qualifications and Experience

	Education Industry	Finance, Accounting, Capital Allocation	Financial Expertise / Literacy	Government / Public Policy	Enterprise Risk Management	Talent Management / Compensation	Technology
Paul A. Maeder		✓	✓		✓		✓
Robert M. Stavis		✓	✓	✓	✓		✓
Christopher J. Paucek	✓	✓	✓	✓	✓	✓	✓
Gregory K. Peters	✓	✓	✓		✓	✓	✓
Timothy M. Haley		✓	✓		✓		✓
Valerie B. Jarrett		✓	✓	✓	✓		✓
Earl Lewis	✓	✓	✓		✓		
Coretha M. Rushing		✓	✓		✓	✓	
Sallie L. Krawcheck		✓	✓		✓	✓	
John M. Larson	✓	✓	✓		✓	✓	✓
Edward S. Macias	✓		✓		✓	✓	
Alexis Maybank		✓	✓		✓	✓	✓

BIOGRAPHIES OF OUR BOARD OF DIRECTORS
Class III—Directors with Terms Expiring in 2020
Sallie L. Krawcheck. Ms. Krawcheck was appointed to our Board as of the initial public offering of the Company’s shares in April 2014. Ms. Krawcheck is the Chief Executive Officer and co‑founder of Ellevest, an investment platform for women that was founded in 2016. Ms. Krawcheck was the President of Global Wealth & Investment Management for Bank of America from August 2009 to September 2011. Prior to joining Bank of America, Ms. Krawcheck held a variety of senior executive positions at Citigroup from 2002 to 2008, including Chief Executive Officer of its Smith Barney division, Chief Financial Officer of Citigroup and Chief Executive Officer and Chair of Citi Global Wealth Management. She served as a director of BlackRock Inc. from 2009 to 2011 and Dell Inc. from 2006 to 2009. Ms. Krawcheck holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Columbia University. Our Board believes that Ms. Krawcheck’s financial acumen and broad experience serving in leadership roles with financial and investment firms enables her to make valuable contributions to the Board.
John M. Larson. Mr. Larson has served on our Board since June 2009. Mr. Larson has served as the Executive Chair of Triumph Higher Education Group, Inc., a culinary education company, since 2010. He also has served as President of Triumph Group, Inc., a company that advises and invests in domestic and international education companies, since 2008. Mr. Larson founded and served as President, Chief Executive Officer and director of Career Education Corporation, or CEC, a publicly held post‑secondary education company, from its inception in 1994 through his retirement from the company in 2006, including as Chair of the Board from 2000 to 2006. He became Chair Emeritus of CEC in 2006 and continues to serve in that position. He holds a B.S. in Business Administration from the University of California at Berkeley. Our Board believes that Mr. Larson’s deep knowledge of the higher education industry and his experience founding and leading a publicly held education company enable him to make valuable contributions to the Board.
Edward S. Macias. Dr. Macias has served on our Board since November 2014. Dr. Macias is currently the Provost Emeritus and Barbara and David Thomas Distinguished Professor Emeritus in Arts & Sciences at Washington University in St. Louis. Previously, Dr. Macias was the chief academic officer of Washington University in St. Louis for 25 years, before stepping down from his position as Provost and Executive Vice Chancellor in June 2013. During his tenure as Provost, Dr. Macias provided leadership in curriculum, budget and capital project development initiatives. Dr. Macias has broad experience and knowledge in higher education administration and innovation in academic settings. Following his tenure as Provost, Dr. Macias was nominated to lead the school’s effort to explore its approach to online education and to leverage advances in education technology to enhance its reach and impact. Dr. Macias currently serves on the boards of Casa de Salud, Shakespeare Festival of St. Louis and the St. Louis Mosaic Project. He is an emeritus member of the boards of Colgate University and Mary Institute and St. Louis Country Day School. Dr. Macias holds a B.S. in Chemistry from Colgate University and a doctorate in Chemistry from Massachusetts Institute of Technology. Our Board believes that Dr. Macias’s substantial knowledge of the higher education industry and his vast experience as Provost and Executive Vice Chancellor of Washington University in St. Louis enable him to make valuable contributions to the Board.
Alexis Maybank. Ms. Maybank has served on our Board since December 2018. She is an internet entrepreneur and currently serves as a member of the Board of Girls Who Code. Ms. Maybank co‑founded Project September in 2016 and served as its Chief Executive Officer until December 2017. Prior to co‑founding Project September, she co‑founded Gilt Groupe and served as its founding Chief Executive Officer from 2007 to 2008 and in several other executive roles, including Chief Strategy Officer, Chief Marketing Officer and President of Gilt Home and Kids from 2008 to 2014. Prior to co‑founding Gilt Groupe in 2007, Ms. Maybank was General Manager of eCommerce for AOL Media Networks and served in various senior roles at eBay. Ms. Maybank holds a B.S. from Harvard University and an M.B.A. from Harvard Business School. Our Board believes that Ms. Maybank’s experience in e‑commerce and scaling rapidly growing technology companies enable her to make valuable contributions to the Board.
Class I—Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders
Paul A. Maeder. Mr. Maeder has served on our Board since 2010 and as Chair of our Board since November 2012. Mr. Maeder is a General Partner of Highland Capital Partners, a venture capital firm he co‑founded in 1987. He currently serves on the boards of several private companies. Mr. Maeder served as a director of Imprivata, Inc. from February 2002 to July 2016 and of Carbon Black, Inc. from September 2015 to February 2019. He holds a B.S.E. in Aerospace and Mechanical Sciences from Princeton University, an M.S.E. in Mechanical Engineering from Stanford University and an M.B.A. from the Harvard Business School. Our Board believes that Mr. Maeder’s broad experience investing in the online higher education and software industries and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.
Robert M. Stavis. Mr. Stavis has served on our Board since 2011. Mr. Stavis has been a Partner at Bessemer Venture Partners, a venture capital firm, since 2000. He currently serves on the boards of several private companies. Prior to joining Bessemer, Mr. Stavis was an independent private equity investor. Prior to that, he served in various positions at Salomon Smith Barney, including as Co‑Head of Global Arbitrage Trading. Mr. Stavis holds a B.A.S. in Engineering from the University of Pennsylvania’s School of Engineering and Applied Sciences and a B.S. in Economics from the University of Pennsylvania’s Wharton School. Our Board believes that Mr. Stavis’s broad experience investing in the emerging software technology industry and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.
Christopher J. Paucek. Mr. Paucek is a co‑founder of the Company and has served as our Chief Executive Officer and as a member of our Board since 2012. He previously served as our President and Chief Operating Officer from April 2008 through December 2011. Prior to 2U, Mr. Paucek served as the Chief Executive Officer of Smarterville, Inc., the parent company of Hooked on Phonics, from 2007 until 2008. From 2004 to 2007, Mr. Paucek served as Vice President of Business Development and President of Educate Products for Educate, Inc. In 2004, Mr. Paucek served as Deputy Campaign Manager for the successful reelection campaign of United States Senator Barbara Mikulski. Mr. Paucek began his career in 1993 by co‑founding Cerebellum Corporation, the media company behind the award‑winning educational Standard Deviants television program and video series, and he led Cerebellum as Co‑Chief Executive Officer until 2003. Mr. Paucek holds a B.A. from The George Washington University and an M.B.A. from the Kenan‑Flagler Business School of the University of North Carolina at Chapel Hill. Our Board believes that Mr. Paucek’s knowledge of the Company as one of our co‑founders, and his broad experience leading education companies, enable him to make valuable contributions to the Board.
Gregory K. Peters. Mr. Peters was appointed to our Board in March 2018. Mr. Peters joined Netflix, Inc. in 2008 and currently serves as the Chief Product Officer, responsible for designing, building and optimizing the customer experience. From 2015 to July 2017, Mr. Peters served as the International Development Officer of Netflix, responsible for global partnerships with consumer electronics companies, Internet service providers and multichannel video program distributors. From July 2013 to 2015, Mr. Peters served as the Chief Streaming and Partnerships Officer of Netflix. Prior to joining Netflix in 2008, Mr. Peters was Senior Vice President of Consumer Electronics Products for Macrovision Solutions Corp. (later renamed Rovi Corporation) and held positions at Mediabolic Inc., Red Hat Network and Wine.com. Mr. Peters holds a B.S. in Physics and Astrophysics from Yale University. Our Board believes that Mr. Peters’ technology and product expertise enable him to make valuable contributions to the Board.
Class II—Directors with Terms Expiring at the 2022 Annual Meeting of Stockholders
Timothy M. Haley. Mr. Haley has served on our Board since 2010. Mr. Haley is a founding partner of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since 1999. Mr. Haley was also the Managing Director of Institutional Venture Partners, a venture capital firm, from 1998 to 2010. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc., Zuora Inc., and several private companies. Mr. Haley holds a B.A. from Santa Clara University. Our Board believes that Mr. Haley’s broad experience investing in software, consumer Internet and digital media industries, and his experience serving as a board member for numerous companies, enable him to make valuable contributions to the Board.
Earl Lewis. Dr. Lewis was appointed to our Board at the time of the initial public offering of the Company’s shares in April 2014. Dr. Lewis, a fellow of the American Academy of Arts and Sciences, is a Thomas C. Holt Distinguished Professor of History and AfroAmerican and African Studies and Public Policy at the University of Michigan and founding director of the Center for Social Solutions. From March 2013 to March 2018, Dr. Lewis served as President of The Andrew W. Mellon Foundation, a philanthropic organization committed to advancing higher education, the arts and civil society. From January 2013 to March 2013, he served as President‑designate of the Mellon Foundation. Prior to joining the Mellon Foundation, Dr. Lewis served as Provost and Executive Vice President for Academic Affairs at Emory University from 2004 to December 2012. He also held a variety of faculty positions at the University of California at Berkeley and the University of Michigan from 1984 through 2004, and served as Vice Provost for Academic Affairs—Graduate Studies and Dean of the Horace H. Rackham School of Graduate Studies at the University of Michigan from 1998 to 2004. Dr. Lewis holds a B.A. from Concordia College and an M.A. and Ph.D. from the University of Minnesota. Our Board believes that Dr. Lewis’s broad experience in academia, both as a faculty member and as an administrator at leading universities, allows him to make valuable contributions to the Board.

Coretha M. Rushing. Ms. Rushing has served on our Board since 2016. She has been the President of CR Consulting since June 2019. Prior to that, she served as Corporate Vice President and Chief Human Resources Officer of Equifax Inc. from May 2006 to December 2019. Prior to joining Equifax, she served as an Executive Coach and HR Consultant with Atlanta‑based Cameron Wesley LLC. Prior to joining Cameron Wesley, she was Senior Vice President, Chief Human Resources Officer of The Coca‑Cola Company, where she was employed from 1996 until 2004. Prior to that, she worked in a number of senior level positions in Pizza Hut (a division of PepsiCo) and IBM. She was Chair of the Board for the Society of Human Resource Management until January 2019, an organization of approximately 300,000 global human resource professionals and is currently serving as Chair Emeritus. Ms. Rushing holds a B.S. in Industrial Psychology from East Carolina University and an M.S. in Education from The George Washington University. Our Board believes that Ms. Rushing’s broad experience in human resources at leading Fortune 500 companies, enables her to make valuable contributions to the Board.
Valerie B. Jarrett. Ms. Jarrett has served on our Board since December 2017. She is an acclaimed civic leader, business executive and attorney. She currently serves as a Senior Advisor to the Obama Foundation and Attn: and is a Distinguished Senior Fellow at the University of Chicago Law School. She also serves as a director on the boards of Ariel Investments and Lyft. During the Obama administration, from January 2008 to January 2016, Ms. Jarrett served as Senior Advisor to the President of the United States, where she oversaw the Office of Public Engagement and Intergovernmental Affairs and chaired the White House Council on Women and Girls. Prior to joining the Obama administration, Ms. Jarret was co‑chair of the Obama‑Biden transition team. Ms. Jarrett began her career in politics in 1987, working as Deputy Corporation Counsel for Finance and Development in the administration of Mayor Harold Washington in Chicago. She subsequently was Deputy Chief of Staff for Mayor Richard M. Daley and later served as Commissioner of the Department of Planning and Development and chaired the Chicago Transit Board. From 1995 until she joined the Obama administration, Ms. Jarrett served in various senior positions, including Chief Executive Officer, of the Habitat Company, a Chicago real estate development and management firm. She has also served on numerous corporate and civic boards, including Chair of the Board of Trustees of the University of Chicago Medical Center, Chair of the Board of Trustees of the University of Chicago, Chair of the Board of the Chicago Stock Exchange and was a director of the Federal Reserve Bank of Chicago. Ms. Jarrett holds a B.A. from Stanford University and a J.D. from the University of Michigan Law School. Our Board believes that Ms. Jarrett’s broad experience in public policy enables her to make valuable contributions to the Board.
BOARD OF DIRECTORS AND COMMITTEES
Board Purpose and Structure
The mission of the Board is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long‑term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is comprised of twelve directors. The authorized number of directors may be changed only by resolution approved by a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one‑third of the directors. The division of our Board into three classes with staggered three‑year terms may delay or prevent a change in our management or a change of control.
The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees. In January 2019, the Board established a Transaction Committee to assist the Board in its review and consideration of the acquisition of Trilogy in addition to other potential strategic acquisition opportunities.
Board Leadership
Our Board currently has an independent Chair, Mr. Maeder, who has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair of the Board enhances the effectiveness of the Board as a whole.
Risk Oversight
The Board oversees a company‑wide approach to risk management that is carried out by management. The Board determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks, financial risks, and legal and compliance risks, as well as potential conflicts of interest. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and the Company’s corporate governance practices.
Management has responsibility for the direct management and oversight of legal, financial, cybersecurity, privacy and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Management provides regular reports to the Audit Committee concerning financial, tax, legal and compliance related risks and the Company’s experts report to the Board on cybersecurity.
Director Independence
Our Nominating and Corporate Governance Committee and our Board have undertaken a review of the independence of our current directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Nominating and Corporate Governance Committee and our Board determined that Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Jarrett, Krawcheck, Maybank and Rushing, representing eleven of our twelve current directors, are “independent directors,” as defined under applicable Nasdaq listing standards and the rules of the United States Securities and Exchange Commission (“SEC”).
The Nominating and Corporate Governance Committee and the Board apply standards in affirmatively determining whether a director is “independent,” in compliance with applicable Nasdaq listing standards and SEC rules. As part of the process in making such determination, the Nominating and Corporate Governance Committee and the Board also determined that none of Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Jarrett, Krawcheck, Maybank, and Rushing have any other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.
The Board includes one management director, Mr. Paucek, who is the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee and the Board have determined that Mr. Paucek is not independent under applicable Nasdaq listing standards and SEC rules.
As part of its annual evaluation of director independence, the Nominating and Corporate Governance Committee and the Board examine (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the applicable Nasdaq listing standards and SEC rules. The Nominating and Corporate Governance Committee and the Board also examine whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that each independent director is independent under those criteria.
Board Meetings and Attendance
During 2019, including both regularly scheduled and special meetings, our Board met a total of eight times, the Audit Committee met a total of eight times, the Compensation Committee met a total of six times, the Nominating and Corporate Governance Committee met a total of four times and the Transaction Committee met a total of two times. During 2019, each of the Company’s directors attended at least 75% of the aggregate of the total number of meetings of the Board that occurred while he or she was serving as a director and the total number of meetings held by any of the committees of the

Board on which such director served. During seven meetings of the Audit Committee, the Audit Committee met privately with the Company’s independent registered public accounting firm.
Audit Committee

Members	Independent
Robert M. Stavis (Chair)	✓	Meetings during 2019: 8
Earl Lewis	✓	Report of the Audit Committee: Page 31
Paul A. Maeder	✓
Gregory K. Peters	✓
The current composition of our Audit Committee is set forth above. Mr. Maeder joined the Audit Committee on April 25, 2019 to replace Ms. Maybank who served on the Audit Committee from January 19, 2019 to April 25, 2019 when she was appointed to the Compensation Committee. Mr. Stavis is the Chair of the Audit Committee, and our Board has determined that he is an “audit committee financial expert,” as defined by SEC rules and regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes‑Oxley Act of 2002, the Nasdaq listing standards and SEC rules and regulations. The Board has determined that all members of the Audit Committee are financially literate and possess “financial sophistication” within the meaning of the Nasdaq listing standards. We intend to continue to evaluate the requirements applicable to us, and we intend to comply with the future requirements to the extent that they become applicable to our Audit Committee.
Our Audit Committee oversees the Company’s corporate accounting and financial reporting processes. The principal duties and responsibilities of our Audit Committee include:

•
appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing and evaluating the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non‑audit services to be provided to us by our independent auditor;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly consolidated financial statements; and

•
conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

The Audit Committee’s charter can be obtained without charge on the Company’s website at: http://investor.2u.com. As provided under the Audit Committee’s charter, the Audit Committee’s pre‑approval policy and applicable law, the Audit Committee pre‑approves all audit, review and attest services, as well as all permitted non‑audit services (subject to a de minimis exception) to be provided by our independent registered public accounting firm. This pre‑approval applies to audit services, audit‑related services, tax services and other services. Under this policy, the Audit Committee may provide pre‑approval for a particular defined task or scope of work, subject to a specific budget and for up to one year. The Audit Committee may also delegate pre‑approval authority to one or more of the Audit Committee’s members, and the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre‑approve services (other than the annual engagement) up to a maximum of $50,000 per calendar year. The Chair of the Audit Committee reports any pre‑approval decisions at the next scheduled meeting of the Audit Committee. To avoid potential conflicts of interest, applicable securities laws prohibit the Company as a publicly traded company from obtaining certain non‑audit services from its independent audit firm. We obtain these services from other service providers as needed.

Compensation Committee

Members	Independent
John M. Larson (Chair)	✓	Meetings during 2019: 6
Alexis Maybank	✓	Report of the Compensation Committee: Page 51
Coretha M. Rushing	✓
The current composition of our Compensation Committee is set forth above. Ms. Maybank joined the Compensation Committee on April 25, 2019 to replace Mr. Maeder who served on the Compensation Committee until April 25, 2019. Mr. Larson is the Chair of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. Each of Mses. Maybank and Rushing is also a “non‑employee director,” as defined in Rule 16b‑3 under the Exchange Act. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. Our Compensation Committee oversees the Company’s compensation policies, plans and programs. The principal duties and responsibilities of our Compensation Committee include:

•
establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer’s compensation, including incentive‑based and equity‑based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;

•	exercising administrative authority under our stock plans and employee benefit plans;

•	establishing policies and making recommendations to our Board regarding director compensation;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•
preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10‑K filed with the SEC.

The scope of the Compensation Committee’s authority and responsibilities is set forth in its written charter, a copy of which is available without charge on the Company’s website at: http://investor.2u.com. As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to subcommittees as the Compensation Committee deems appropriate, consistent with applicable law and the Nasdaq listing standards. In April 2019, our Compensation Committee formed a subcommittee comprised entirely of members of the Compensation Committee that meet the requirements of a “non‑employee director” as defined in Rule 16b‑3 of the Exchange Act. This subcommittee has the nonexclusive authority to grant equity and other awards under our compensation plans that comply with Section 16 of the Exchange Act. As part of its duties, the Compensation Committee establishes and approves (or refers to the full Board for approval) the compensation and performance of the Company’s Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. The Chief Executive Officer is not present during the voting and deliberations regarding his compensation. The Compensation Committee also reviews and approves (or refers to the full Board for review and approval) the compensation of the Company’s executive officers other than the Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. No executive officer is present during the voting and deliberations regarding his or her compensation. Under its charter, the Compensation Committee has the authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary. For additional information regarding the role of executive officers and compensation consultants in setting director and executive compensation, see the section entitled “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation
No director who served on the Compensation Committee during 2019 is a former or current officer or employee of the Company or any of its subsidiaries. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee

Members	Independent
Timothy M. Haley (Chair)	✓	Meetings during 2019: 4
Edward S. Macias	✓
Valerie Jarrett	✓
Sallie L. Krawcheck	✓
The current composition of our Nominating and Corporate Governance Committee is set forth above. Mr. Haley is the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee oversees the Company’s corporate governance practices. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	assessing individual director performance, participation and qualifications;

•	developing and recommending to the Board corporate governance principles;

•	monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•	overseeing a periodic evaluation of the Board’s performance.
The Nominating and Corporate Governance Committee’s charter can be obtained without charge on the Company’s website at: http://investor.2u.com.
Executive Sessions of Non‑Management Directors
In order to promote discussion among the non‑management directors, the Board regularly holds executive sessions (i.e., meetings of non‑management directors without management present) to review such topics as the non‑management directors determine. Mr. Maeder presides as Chair during the executive sessions of the Board. The non‑management directors of the Board met in executive session five times during 2019.
Nomination of Directors
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.
The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board. Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.
The Nominating and Corporate Governance Committee considers candidates recommended by stockholders pursuant to the Nominating and Corporate Governance Committee’s policy for considering stockholder recommendations of director nominees. The Nominating and Corporate Governance Committee’s policy is available free of charge on the Company’s website at: http://investor.2u.com. Pursuant to the policy, and at its next appropriate meeting following receipt of a recommendation, the Nominating and Corporate Governance Committee will consider all director candidates recommended by the Company’s stockholders provided such recommendation is delivered in a timely manner and in the proper form, as specified in the policy. All director nominees so submitted by the Company’s stockholders will be evaluated in the same manner as recommendations received from management or members of the Board.
Communications with the Board of Directors
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, the non‑management directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company at 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attn: Corporate Secretary.
All communications received as set forth above will be opened by the Corporate Secretary who will determine whether the communication should be presented to the Board. The purpose of this screening is to avoid providing the Board communications that are irrelevant or inappropriate (such as advertisements, solicitations and hostile communications). Following this review, if appropriate, the Corporate Secretary will distribute the communication to the Board, the non‑management directors, an individual director or committee of directors, as appropriate.
Director Attendance at Annual Meeting
Although we do not have a formal policy with respect to directors’ attendance at our annual meeting of the stockholders, all directors are encouraged to attend the annual meeting of stockholders. Eight people who were directors of the Company as of such date attended our last annual meeting.
No Material Proceedings
There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

DIRECTOR COMPENSATION
Overview of Director Compensation Program
Our Board has approved a compensation program for non‑employee directors designed to attract, retain and reward qualified directors and align the financial interests of the non‑employee directors with those of our stockholders. The Compensation Committee reviews pay levels for non‑employee directors on an annual basis with assistance from Compensia, the independent compensation consultant retained by the Compensation Committee. Compensia conducts a comprehensive annual review and assessment of our director compensation program, including a comparative review of our current director compensation program against the same peer group used for executive compensation purposes, which is identified below under the section “Process for Setting Compensation—Compensation Peer Group”. The Compensation Committee then, based in part upon Compensia’s report, provides a recommendation to the full Board with respect to our director compensation program. The full Board approves any updates to the non‑employee director compensation program.
Pursuant to this compensation program, non‑employee directors are paid an annual retainer fee and granted equity awards for their service on the Board. Committee chairs are each paid additional retainer fees and granted additional equity awards for service in these capacities. Members of the Audit Committee are granted an additional equity award for service in this capacity. Upon initial appointment to our Board, each non‑employee director is granted restricted stock units and options, each with a grant date fair value of $25,000. These awards vest on the first, second and third anniversaries of the applicable vesting commencement date, which typically coincides with the grant date. We reimburse our non‑employee directors for their reasonable expenses incurred in attending meetings of our Board and committees thereof.
Christopher J. Paucek, our Chief Executive Officer, is also a director, but does not receive any additional compensation for his service as a director.
In April 2019, upon the recommendation of the Compensation Committee and based on the annual review and assessment of our director compensation program provided by Compensia, which indicated that our director compensation fell below the 25th percentile of director compensation paid by our compensation peer group, with value of annual equity grants to our directors being the component that was most significantly lower than our peers, our Board approved increasing the annual grant of restricted stock units and options for our non‑employee directors to $200,000 in total, such that our non-employee directors will receive annual grants of restricted stock units and options, each with a grant date value of $100,000. After giving effect to this increase, our target total compensation for directors fell at approximately the 50th percentile of the compensation peer group. Our peer group of companies is discussed and identified below under “Executive Compensation—Process for Setting Compensation—Compensation Peer Group.” For the compensation year starting on April 1, 2019, our non‑employee directors were entitled to receive the following annual compensation for their service on the Board:

Position	Cash or Equity Retainer ($)(1)	Equity Grants ($)(2)
Board Chair	5,000	15,000
Board Member	25,000	200,000
Audit Committee Chair	5,000	15,000
Compensation Committee Chair	5,000	5,000
Nominating and Corporate Governance Committee Chair	5,000	5,000
Non‑Chair Audit Committee Members	—	5,000

(1)
In 2019, our non‑employee directors elected to receive their quarterly cash retainers of $6,250 in the form of a restricted stock unit award. Each director who served as Chair of our Board or Chair of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee elected to receive the additional quarterly cash retainer of $1,250 in the form of a restricted stock unit award. These restricted stock unit awards vested in a single installment on April 1, 2020.

(2)
In 2019, our non‑employee directors received annual grants of restricted stock units and options, each with a grant date value of $100,000. These annual equity awards vest on the first, second and third anniversaries of the April 1, 2019 vesting commencement date. The Chair of our Board and the Chair of our Audit Committee received an additional grant of restricted stock units with a grant date value of $15,000, which vested on April 1, 2020. Each director who served as a member of our Audit Committee (other than the Chair) or Chair of our Compensation Committee or Nominating and

Corporate Governance Committee received an additional grant of restricted stock units with a grant date value of $5,000, which vested on April 1, 2020.
2019 Director Compensation
The following table provides information about the compensation earned for service on our Board by each of our non‑employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Timothy M. Haley	30,000	104,937	100,000	234,937
Valerie B. Jarrett	25,000	99,995	100,000	224,995
Sallie L. Krawcheck	25,000	99,995	100,000	224,995
John M. Larson	30,000	104,937	100,000	234,937
Earl Lewis	25,000	104,937	100,000	229,937
Edward S. Macias	25,000	99,995	100,000	224,995
Paul A. Maeder	30,000	119,885	100,000	249,885
Alexis Maybank	25,000	144,854(3)	138,709(3)	308,563
Gregory K. Peters	25,000	104,937	100,000	229,937
Coretha M. Rushing	25,000	99,995	100,000	224,995
Robert M. Stavis	30,000	114,943	100,000	244,943

(1)
In 2019, all non‑employee directors elected to receive their cash retainers in the form of a restricted stock unit award. Each director received 409 restricted stock units, in lieu of the $25,000 cash retainer for service as a Board member, representing a grant date fair value of $24,953. Messrs. Haley, Larson, Maeder and Stavis received an additional 81 restricted stock units, in lieu of the $5,000 cash retainer for service as Chair of our Board or Chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as applicable, having a grant date fair value of $4,942. All of such restricted stock units vest in a single installment on April 1, 2020.

(2)
The amounts in these columns reflect the grant date fair value for option awards and stock awards, as applicable, in accordance with ASC Topic 718. The fair value of each option award is estimated using the Black‑Scholes option pricing model. The fair value of each stock award is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for options awards, see Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10‑K filed on February 28, 2020.

(3)
Ms. Maybank joined the Board in December 2018 and, in January 2019, received a one‑time grant of restricted stock units and options, with grant date fair values of $24,969 and $24,982, respectively. These awards vest on the first, second and third anniversaries of the January 1, 2019 vesting commencement date. In January 2019, Ms. Maybank also received a pro‑rated portion of her annual grant of restricted stock units and options for our compensation year ended March 31, 2019, with grant date fair values of $13,701 and $13,733, respectively, which reflects her partial year of service from January 1, 2019 through March 31, 2019. These annual equity awards vest on the first, second and third anniversaries of the January 1, 2019 vesting commencement date.

The following table provides information about outstanding stock awards and stock options held by each of our non‑employee directors as of December 31, 2019. Prior to 2014, the stock options were granted under our 2008 Stock Incentive Plan (the “2008 Plan”) and, since 2014, have been granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

Name	Stock Awards	Option Awards
Timothy M. Haley	3,138	12,659
Valerie B. Jarrett	2,914	6,410
Sallie L. Krawcheck	2,976	42,009
John M. Larson	3,138	24,398
Earl Lewis	3,057	42,009
Edward S. Macias	2,976	19,133
Paul A. Maeder	3,383	24,398
Alexis Maybank	2,952	5,284
Gregory K. Peters	2,807	5,788
Coretha M. Rushing	2,976	12,696
Robert M. Stavis	3,302	24,398
CORPORATE GOVERNANCE
We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the Nasdaq listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, in accordance with Nasdaq listing standards and applicable SEC rules. The Code of Conduct is available on our website at: http://investor.2u.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed in accordance with Nasdaq listing standards and applicable SEC rules. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from a provision of the Code of Conduct by posting such information on our website.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. Our Corporate Governance Guidelines are available on our website at: http://investor.2u.com.

Stock Ownership Guidelines
In April 2020 we adopted stock ownership guidelines for our Named Executive Officers and non-employee directors. Within five years from becoming subject to the guidelines our Named Executive Officers and non-employee directors are required to own shares of our common stock with a value at least equal to the following:

Non-Employee Director	Chief Executive Officer	Chief Financial Officer	Other Covered Executives (Including all other NEOs)
3x annual cash retainer*	3x annual base salary	2x annual base salary	1x annual base salary
* annual cash retainer excludes any fees for serving as Chair of the Board or serving as chair of a committee or member of the audit committee
Shares counted towards meeting the ownership guidelines include (i) shares owned directly or indirectly, (ii) shares held by a qualifying trust, (iii) shares held by a 401(k) plan or other qualified pension or profit-sharing plan for the benefit of the Named Executive Officer or non-employee director and (iv) shares underlying vested restricted stock units where settlement of such shares has been deferred. Each executive or non-employee director, as applicable, remains subject to the stock ownership guidelines as long as they remain in their role. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the Compensation Committee’s sole discretion.
Anti‑Hedging and Anti‑Pledging Policies
Our insider trading policy provides that no one subject to the policy, which includes all Company officers, directors and employees, as well as consultants and contractors who may have access to inside information (each, an “Insider”) may engage in the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Our insider trading policy further provides that no Insider may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan, or hold our securities in a margin account.
Whistleblower Procedures
In accordance with the Sarbanes‑Oxley Act, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding such matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing matters or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the Compliance Officer (as defined in our Whistleblower Policy) or Chair of the Audit Committee. Individual employees may also report their concerns by telephone, email or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system. The Audit Committee will be promptly notified of all complaints received that relate to accounting, internal accounting controls, or auditing matters.

Our Commitment to Corporate Responsibility and Environmental, Social and Governance Matters

We recognize the impact that a business can have on its surrounding community and environment and believe that an organization has the responsibility to be a good corporate citizen. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success. The following is intended as a summary of some of the steps we have taken to create a safe, inclusive and positive workplace for our employees and to provide meaningful relationships and a lasting impact in our local communities. Additional information can be found at: http://investor.2u.com.
Societal Impact
We believe that higher education is a powerful driver of upward social mobility. 2U is increasing access to learning opportunities for people around the world by building, delivering and supporting more than 400 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, professional certificates, boot camps and short courses. Together with our university clients, we have positively transformed the lives of more than 215,000 students and lifelong learners. With our offerings, students can pursue their education anytime, anywhere, without quitting their jobs or moving and university clients can provide broader access to their educational offerings, thereby improving outcomes, skills attainment, and career prospects for a greater number of students. Moreover, our offerings are helping university clients address the critical needs of society—2U-powered offerings in health care disciplines are helping to fill critical staffing shortages in nursing and other health care fields and our boot camps are helping companies bridge digital skills gaps by providing training in fields such as engineering, cybersecurity and artificial intelligence.
Our programs also create greater access to higher education. Compared to the national average, our graduate degree programs enroll a higher percentage of diverse students and the average actual cost and debt burden of attending a 2U-powered program is often less than on-campus programs due to ongoing income students can earn and room and board savings.
We believe our business contributes towards the achievement of several U.N. Sustainable Development Goals (SDGs), including Goal #3 – “Ensure healthy lives and promote well-being for all at all ages” and Goal #4 – “Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all”.
Human Capital
We believe that our employees are our greatest asset and that when people feel appreciated and included, they can be more creative, innovative and better serve our university clients and students. We are committed to having a workforce that will enable the long-term success of our business. The following is a summary of certain programs we have implemented to help us attract, retain and inspire key talent and highlights of workplace recognitions we received for 2019:

•
We maintain Business Resource Networks (“BRNs”) which foster a diverse and inclusive workplace aligned with our mission and business goals and reflect our commitment to create and sustain a diverse workplace. We currently have BRNs representing the following groups and their allies: Black/African American, Women, LGBTQ+, Asian Pacific Islander and Latinx.

•	We take pay equity seriously and conduct regular internal assessments on pay disparities and make adjustments as necessary.

•
We offer a tuition reimbursement benefit for all of our employees. Eligible employees can receive a one‑time reimbursement of the cost of tuition to complete a 2U‑powered graduate program offered by our university clients, and reimbursement for the cost of one short course per rolling twelve-month period. In addition, we pay 50% of the tuition for one spouse or dependent of each eligible employee to complete one of our university clients’ eligible graduate programs.

•	We actively promote a number of benefits and programs to support the health and welfare of our employees including on-site gyms and access to other local health and wellness resources.

•
We participate in the Great Place to Work survey to measure and track employee engagement annually. In 2019, 85% of US employees reported feeling that 2U is a great place to work and the Company was certified as a Great Place to Work for the second consecutive year.

•	In 2019, the Company was named a top workplace by the Washington Post for the fifth consecutive year and by the Denver Post for the third consecutive year.

•	In 2019, the Company was one of 325 companies included on the Bloomberg 2020 Gender-Equality Index for its commitment to advancing women in the workplace through measurement and transparency.
Community Involvement
We promote corporate social responsibility by encouraging our employees to take part in social and community volunteering that leaves a lasting impact in our local communities. For example, in 2019:

•
Through the Company’s corporate social responsibility program, called 2U Engage, we support nine regional non-profits whose work aligns with our mission of providing access to education. Through these community partnerships, our employees are able to give back to their local communities through volunteering, fundraising, in-kind donations and pro-bono services.

•	We host Days of Service, a bi-annual event that allows 2U employees to give back to their communities through volunteering and donations.

•	Employees receive “Volunteer Paid Time Off” and are encouraged to use this time to make a difference in their communities.

•	We partnered with the International Rescue Committee to launch a 2U sponsored scholarship program for IRC employees.
Environmental Impact
Our digital offerings enable students to access educational offerings without moving or regularly commuting to a campus location. In addition, we are working to integrate sustainability initiatives into our general business practices. The following is a summary of some of the programs we have put in place to reduce the impact that our operations have on the environment:

•	We have implemented a print management system to reduce paper and printing use.

•	We responsibly manage and dispose of our electronic waste by e-cycling or wiping and donating electronics to be repurposed at other organizations.

•	We limit our electrical and cooling needs by maintaining minimal IT equipment running on-premise, instead relying on cloud providers.

•	Our Denver office is LEED certified.

•
All of our major offices (Lanham, Denver, Brooklyn and Cape Town), are designed to reduce greenhouse emissions by energy conservation and energy efficiency efforts, including through setting lights at 75%, relying on sensors to turn off lights when not in use and using Energy Star-rated appliances and WaterSense plumbing fixtures.

PROPOSAL TWO— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2020. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. KPMG LLP has audited the Company’s consolidated financial statements since 2013.
Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.
KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence.
A representative of KPMG LLP is expected to be present (virtually) at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Pre‑Approval of Audit and Permissible Non‑Audit Services
The Audit Committee of our Board is responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non‑audit services on behalf of the Company or any of its subsidiaries requires pre‑approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non‑audit services specified in Section 10A(g) of the Exchange Act. Pursuant to its charter, the Audit Committee reviews and, in its sole discretion, approves in advance our independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes‑Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non‑audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company’s management, if desired). All fees for fiscal 2019 were pre‑approved by the Audit Committee.
With respect to the audit for the years ended December 31, 2019 and 2018 the Audit Committee approved the audit services performed by KPMG LLP, as well as certain categories and types of tax and permitted non‑audit services.
Independent Registered Public Accounting Firm Fees
Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2019 and 2018, were:

Type of Fee	2019	2018
Audit Fees(1)	$2,940,177	$1,875,633
Audit‑Related Fees	—	—
Tax Fees(2)	—	20,000
All Other Fees(3)	—	1,780
Total Fees	$2,940,177	$1,897,413

(1)
Audit fees consisted of work performed in connection with the audit of our consolidated financial statements included in our registration statements on Form S‑3, our Annual Reports on Form 10‑K, the reviews of the unaudited quarterly financial statements included in our Quarterly Reports on Form 10‑Q and statutory audit fees in overseas jurisdictions.

(2)	Tax fees consisted of services related to tax planning and advisory services, tax consultations and tax compliance services.

(3)	All other fees consisted of products and services related to an online accounting research tool.

AUDIT COMMITTEE REPORT*
The Board has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of 2U. The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of 2U, the audits of 2U’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.
The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, 2U’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on our internal control over financial reporting.
With respect to the fiscal year ended December 31, 2019, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence (including auditor rotation), and evaluated the external auditors’ performance.
The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.
Based on the reviews and discussions described above, the Audit Committee recommended to our Board, and the Board approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2019 in our Annual Report on Form 10‑K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee and the Board have selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Submitted by the Audit Committee

Robert M. Stavis (Chair) Earl Lewis Paul A. Maeder Gregory K. Peters

*
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL THREE—ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
The Dodd‑Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding “say‑on‑pay” stockholder vote to approve the compensation of Named Executive Officers. The Board currently intends to hold this vote annually, and the next such vote is expected to occur at the 2021 annual meeting of stockholders. The compensation paid to our Named Executive Officers and the Company’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.
This proposal gives you, as a stockholder, the opportunity to endorse or not endorse the compensation paid to the Company’s Named Executive Officers through the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

MANAGEMENT
Executive Officers
The following table sets forth information concerning our current executive officers, including their age, as of April 30, 2020:

Name	Age	Position
Christopher J. Paucek	49	Chief Executive Officer and Director
Paul S. Lalljie	47	Chief Financial Officer
Mark J. Chernis	53	Chief Operating Officer
James Kenigsberg	44	Chief Technology Officer
Matthew J. Norden	38	Chief Legal Officer
John B. Ellis	52	Chief Accounting Officer
Current Executive Officer Biographies
Christopher J. Paucek.
See biography of Christopher J. Paucek in “Class I—Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders” above.

Paul S. Lalljie.
Paul S. Lalljie has served as our Chief Financial Officer since October 2019. Prior to that, he served as Chief Financial Officer for Neustar, Inc. from June 2009 to February 2018. From February 2000 until his appointment as Chief Financial Officer, Mr. Lalljie held various leadership positions at Neustar, Inc., including Senior Vice President, Interim Chief Financial Officer and Treasurer, Vice President, Financial Planning & Analysis, and Vice President, Finance and Investor Relations.
Mark J. Chernis.
Mr. Chernis has served as our Chief Operating Officer since May 2018. Prior to that, he served on our Board since January 2009, including as Audit Committee chair from July 2016 to April 2018. From 2011 until May 2018, Mr. Chernis served in various senior roles at Pearson, including as the Senior Vice President of Strategic Partnerships and Investments from January 2014 to 2018 and President & Chief Operating Officer of the K‑12 Technology Division from June 2011 to January 2014. Previously, Mr. Chernis was the President and Chief Operating Officer of SchoolNet from March 2008 until its acquisition by Pearson in 2011. From 1984 to 2007, Mr. Chernis held various positions at The Princeton Review, most recently serving as its President from 1995 to November 2007. Mr. Chernis also currently serves on the boards of several private companies. Mr. Chernis holds a B.A. from Vassar College.
James Kenigsberg.
Mr. Kenigsberg has served as our Chief Technology Officer since July 2010 and previously as Chief Information Officer from September 2008 to June 2010. From 2000 to 2008, Mr. Kenigsberg held various leadership positions at The Princeton Review, including from 2004 to 2008 as Vice President of application development and product development. Prior to that, he served as technical project manager at Ogilvy & Mathers in 2000 and as project engineer at Thomson Reuters from 1998 to 2000. Mr. Kenigsberg attended Hunter College.
Matthew J. Norden.
Mr. Norden has served as our Chief Legal Officer since December 2019 and previously served as Co-General Counsel from August 2017 to December 2019, Deputy General Counsel from November 2014 to August 2017 and as Associate General Counsel from September 2013 to November 2014. From June 2010 to September 2013, Mr. Norden served as Vice President and General Counsel of TOMS Shoes. Prior to that, he was an associate at the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Norden holds a B.A. in Psychology from The George Washington University and a J.D. from Georgetown University Law Center.
John B. Ellis.
Mr. Ellis has served as our Chief Accounting Officer since May 2018. Prior to that, he served in various roles at Newell Brands, a global consumer products company, including as Vice President Finance, Transformation from February 2017 to December 2017, Vice President Treasurer & Finance Operations from December 2014 to February 2017, Vice President, Corporate Controller & Chief Accounting Officer from December 2007 to December 2014 and Vice President, Mergers and Acquisitions from June 2003 to December 2007. Mr. Ellis started his career at Ernst & Young where during his ten years at the firm, he served in various accounting advisory and assurance roles. Mr. Ellis is a CPA and holds a B.B.A. in Accounting from Loyola University Maryland and an M.B.A. from Johns Hopkins University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2019 for:

•	Christopher J. Paucek, our Chief Executive Officer and Director;

•	Paul S. Lalljie, our Chief Financial Officer;

•	Catherine A. Graham, our former Chief Financial Officer;

•	Mark J. Chernis, our Chief Operating Officer;

•	Harsha Mokkarala, our Chief Revenue Officer;

•	James Kenigsberg, our Chief Technology Officer; and

•	Matthew J. Norden, our Chief Legal Officer.
In October 2019, Mr. Mokkarala transitioned from focusing on Company-wide marketing and sales to focusing on marketing, sales and product development for our boot camp business. Mr. Mokkarala remains our Chief Revenue Officer but was not an executive officer at fiscal year-end.
We refer to these individuals collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers. The compensation provided to our Named Executive Officers for fiscal year 2019 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board arrived at the specific compensation policies and decisions involving our Named Executive Officers, during fiscal year 2019; the role of Compensia, our outside compensation consultant; and the peer group used in evaluating executive officer compensation.
This Compensation Discussion and Analysis contains forward‑looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Executive Summary
Significant 2019 Business Highlights
2019 was a year of tremendous progress in positioning the Company for the future of higher education and the future of society. In 2019, the Company:

•	Delivered full-year revenue growth of 40%.

•
Made significant investments in new product launches and product lines, which resulted in a short-term increase in losses in order to drive future growth and solidify its leadership position long-term.

•
Added the boot camp product line and doubled its partner base through the acquisition of Trilogy, creating a new entry point on the Career Curriculum Continuum and radically expanding its capabilities to meet demand in STEM disciplines.

•	Launched 17 new graduate programs, enhancing its leadership position in the market by adding offerings across more universities and academic disciplines.

•	Continued to bolster the senior leadership team to prepare for increased scale, adding decades of experience across our finance, marketing, and product teams.
University demand is increasing and more students are taking blended or fully digital courses than ever before.

•
The Company is a market leader in helping nonprofit colleges and universities succeed in the digital age and is a trusted partner and brand steward to 73 leading institutions. Our shared success model allows our university clients to launch online offerings without significant financial risk and to focus resources on other core academic or institutional priorities.

•
The Company builds, delivers, and supports a portfolio of more than 400 digital and in-person educational offerings, including graduate degrees, undergraduate degrees, professional certificates, boot camps, and short courses, across the Career Curriculum Continuum.

•	Together with its university clients, the Company has positively transformed the lives of more than 215,000 students.
Higher education is a powerful driver of upward social mobility. The Company increases access to high-quality educational offerings.

•	Our degree offerings in licensure-based disciplines help train the next generation of health care workers across fields including nurses, social workers, pharmacists, and others.

•
Our boot camps are re-skilling and up-skilling workers to fill the tech-driven jobs of today and tomorrow. These offerings provide access to high quality, in-demand training to underserved populations.

Evolving our Executive Compensation Program and Consideration of “Say‑on‑Pay” Voting Results
At the Company’s 2019 annual meeting of stockholders, the Company’s say-on-pay vote garnered stockholder support of 34% of the shares present or represented by proxy. We were disappointed in this outcome and, in response, have implemented meaningful changes to our executive compensation practices based on feedback from our stockholders on potential improvements to our executive compensation programs and the Compensation Committee’s consideration of best practices in corporate governance. The Compensation Committee established base salaries and the structure and amount of equity awards for our Named Executive Officers prior to the say-on-pay vote regarding 2018 executive compensation, which took place in June 2019. Consequently, some changes that the Compensation Committee implemented in response to the say-on-pay vote at the 2019 Annual Meeting of Stockholders did not take effect until 2020.

What we heard	How we responded
The special one-time equity grant to our CEO in April 2018 and resulting magnitude of his overall 2018 compensation was not adequately aligned with our pay for performance philosophy.
The Compensation Committee did not make any special or off-cycle equity awards to Mr. Paucek in 2019. Mr. Paucek’s total annual compensation in 2019 (as reported in the Summary Compensation Table) increased less than 0.5% over his total annual compensation for 2018 (as reported in the Summary Compensation Table not including the special one-time equity grant made in April 2018).

Named Executive Officer compensation structure should have performance-based components to incentivize Company performance and align the interests of our top executives with those of our stockholders.
The Compensation Committee introduced a relative total stockholder return metric to our long-term equity compensation program for our Named Executive Officers. As a result of this increased focus on performance-based metrics, in 2019 approximately 88% of total target compensation was variable, or “at-risk”, on average, for our Named Executive Officers and in 2020, we expect that approximately 90% of total target compensation will be at-risk.

We adhered to our pre-established metrics under our bonus program and did not make any payouts to our Named Executive Officers under our 2019 bonus plan, which was based on achievement of revenue and adjusted EBITDA targets, when Company performance fell below threshold performance levels.

The Company does not have stock ownership guidelines or a clawback policy that would serve to further mitigate risk and align executive interests with those of our stockholders.
The Company adopted:

•    stock ownership guidelines for all of our Named Executive Officers and non-employee directors; and
•    a clawback policy that applies to all executive officers and allows the Company to recoup cash and equity incentive compensation in the event of a financial restatement due to material non-compliance with any financial reporting requirement.

Executive Compensation Highlights
Consistent with our general compensation philosophy, we strive to provide a compensation package to each executive officer, including our Named Executive Officers, that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our Named Executive Officers with our stockholders through equity ownership in the Company. Our 2019 compensation actions and decisions reflect our financial results and business performance and our Named Executive Officers’ accomplishments that helped achieve these results and performance.
The Compensation Committee took the following actions with regard to its review and analysis of 2019 compensation for our Named Executive Officers:

▪
September 2018: Reviewed and assessed the peer group of comparable public companies, selected with the assistance of Compensia, our independent compensation consultant, to inform our decision‑making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at the current stage of the Company’s growth;

▪	January 2019: Consistent with the Company’s pay for performance philosophy, the Compensation Committee approved a bonus plan with payout tied to achievement of revenue and adjusted EBITDA targets;

▪
April 2019: Approved annual equity awards to our Named Executive Officers, at levels consistent with our philosophy of more heavily weighting equity ownership, to address our retention objectives, reward individual performance and align the long‑term interests of Named Executive Officers with those of our stockholders;

▪	April 2019: As a result of its overall review, including comparisons against our peer group, increased the base salary for all of our Named Executive Officers;

▪
October 2019: Granted PRSUs, other than to the CEO, that are eligible to vest based on the Company’s total stockholder return (“TSR”) relative to the TSR of the companies in the Russell 3000 Index, in order to encourage retention of our executives and increase the alignment of our executive compensation structure with Company performance and stockholder value; and

▪
February 2020: Consistent with the Company’s pay for performance philosophy, the Compensation Committee determined not to make any payouts to Named Executive Officers under the 2019 Bonus Plan because the Company’s performance fell below threshold performance levels for revenue and adjusted EBITDA.

We endeavor to maintain good governance standards in our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program annually to ensure that it is consistent with our short‑term and long‑term goals given the dynamic nature of our business and the market in which we compete for executive talent. Below is a summary of the executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests.

What we do	What we don’t do
✓    Emphasize Pay-for-Performance – Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, to align the interests of our executives and stockholders.
X No Hedging or Pledging – We prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.
✓ Annual “Say-on-Pay” Vote – We conduct our “say-on-pay” vote annually to allow our stockholders to provide us with their direct input on our executive compensation program, policies and practices.	X No Excise Tax Gross-Ups – We do not provide our executive officers with excise tax gross-ups.
✓    Compensation Recovery (“Clawback”) Policy – The incentive-based compensation paid to our executive officers is subject to an executive compensation recovery, or “clawback” policy, in the event of a financial restatement due to material non-compliance with any financial reporting requirement.
X Limited Perquisites – We provide limited perquisites or other personal benefits to our Named Executive Officers.
✓    Independent Compensation Consultant – Our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the Compensation Committee with competitive market data and additional information needed to make informed compensation decisions.

X No Special Welfare or Health Benefits – Our Named Executive Officers participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

✓    Use Double-Trigger Change in Control Provisions – Our time-based equity awards contain a “double-trigger” payment provision in connection with a change in control, that is, accelerated vesting in connection with a change in control generally requires both a change-in-control of the Company and an involuntary termination of employment.

X No Guaranteed Compensation Increases – We do not provide automatic or pre-scheduled increases in base salary for Named Executive Officers.
✓    Annual Executive Compensation Review – The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

✓    Avoid Undue Risk-Taking – Our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect.

✓    Stock Ownership Guidelines – All of our Named Executive Officers and non-employee directors are required to, within 5 years from becoming subject to the guidelines, own shares of our common stock having an aggregate value at least equal to (i) 3 times annual base salary for our CEO, (ii) 2 times annual base salary for our CFO, (iii) 1 times annual base salary for our other Named Executive Officers and (iv) 3 times the annual cash retainer for our non-employee directors.

Executive Compensation Philosophy, Objectives and Design
We operate in a highly fragmented, rapidly evolving and competitive market, and we believe that our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain skilled teams in technology, content development, marketing and other business areas. The market for skilled personnel in the technology industry is highly competitive. Further, because of the significant nature of each new university client relationship, our senior management team is heavily involved in the identification and sales process for each university client, and their expertise is critical in navigating the complex approval processes of large nonprofit colleges and universities. Our compensation program is designed to attract and retain talented individuals who possess the skills necessary to create long‑term value for our stockholders, grow our business while maintaining our dedicated focus on quality, and assist in the achievement of our strategic goals.
The key elements of our total compensation philosophy include the following:
Align Interests with Stockholders. We believe that equity ownership by employees, including our Named Executive Officers, is a critical retention tool and emphasizes long‑term results and aligns the interests of our employees, Named Executive Officers and stockholders.
Pay for Performance. Our executive compensation program is weighted towards at‑risk, performance‑based compensation. A significant portion of our Named Executive Officers’ compensation is at‑risk and dependent upon our performance.
Attract, Motivate and Retain Top Talent. We design our compensation structure to provide market-competitive base salaries and employee benefits that allow us to hire and retain high-caliber individuals at all levels. We believe our compensation programs reward results and drive excellence and consistency across the Company, while recognizing inherent differences between functions.
Our executive compensation program is designed to reflect our compensation philosophy and typically consists of three components: base salary, annual cash bonus opportunity and long‑term incentive awards. In 2019, 50% of the total target value of each Named Executive Officer’s annual long-term incentive awards was delivered in the form of options to purchase shares of our common stock and 50% was delivered in the form of time-based RSUs. Starting in 2020, 75% of the total target value of each Named Executive Officer’s annual long-term incentive awards is expected to be delivered in the form of performance-based RSUs (“PRSUs”) and 25% is expected to be delivered in the form of time-based RSUs.
The table below summarizes how the various components of our executive compensation program are designed to achieve our compensation objectives and highlights the changes made to our executive compensation program from 2019 to 2020:

Our executive compensation program has been heavily weighted towards at-risk compensation in the form of long‑term equity incentive awards. Our Compensation Committee believes that equity‑based compensation helps to align our executives’ interests with the long‑term interests of our stockholders by driving achievement of our strategic and financial goals. In 2019, our Named Executive Officers received 50% of their annual equity award in the form of time-based RSUs and 50% in the form of stock options. We grant options with exercise prices equal to the fair market value of our common stock on the date of grant so that recipients are only rewarded to the extent that our stock price appreciates following the grant date. Although we believe that options can provide an appropriate long‑term incentive for recipients and align the interests of recipients and stockholders, starting in 2020, the Compensation Committee replaced options with PRSUs in response to shareholder feedback that a larger portion of our equity awards be tied to performance metrics. Time-based RSUs, while also providing an appropriate long‑term incentive to recipients, due to their long‑term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.
To secure the services of key employees in a period of uncertainty caused in part by issues facing certain of our university clients in our Graduate Program Segment, in October 2019, our Compensation Committee granted performance-based equity incentive awards in the form of PRSUs to certain employees, including our Named Executive Officers (other than our CEO). Our Compensation Committee believed that to succeed in a highly competitive market, additional retention incentives were required to drive leadership stability and encourage executive continuity. The Compensation Committee granted PRSUs instead of additional time-based awards in response to feedback from stockholders regarding introducing a performance-based component to our equity compensation program.
The target total direct compensation pay mix of our CEO and other Named Executive Officers for 2019 and expected for 2020 is set out below. As noted, for 2019 our CEO’s target total direct compensation was over 90% variable, or

“at-risk” and the average target total direct compensation for our other Named Executive Officers was over 85% at-risk. In 2020, we expect that the target total direct compensation for our CEO will be approximately 95% at-risk and the average target total direct compensation for our other Named Executive Officers will be approximately 90% at-risk. In addition, in 2020, we expect that approximately 72% of our CEO’s and 70%, on average, of our other Named Executive Officers’ target total direct compensation will be based on achievement of performance targets:

2019 CEO Pay Mix

8%
Base Salary
8%
Short-term Incentive
42%
Stock Options
42%
Restricted Stock Units

Compensation at Risk: 92%

2019 Average NEO Pay Mix

12%
Base Salary
9%
Short-term Incentive
29%
Stock Options
19%
Performance Stock Units
31%
Restricted Stock Units

Compensation at Risk: 88%

2020 CEO Pay Mix

5%
Base Salary
5%
Short-term Incentive
23%
Restricted Stock Units
67%
Performance Stock Units

Compensation at Risk: 95%

2020 Average NEO Pay Mix

10%
Base Salary
9%
Short-term Incentive
20%
Restricted Stock Units
61%
Performance Stock Units

Compensation at Risk: 90%

In general, all eligible employees, including our Named Executive Officers, participate in the same annual performance‑based bonus plan. For 2019, the Compensation Committee elected to provide annual incentives to our Named Executive Officers, in the form of PRSUs rather than cash. The PRSUs were eligible to vest based on achievement of the corporate financial goals set forth in the 2019 Bonus Plan.
We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long‑term incentives, although we typically consider the compensation practices of companies in our peer group and seek to set total compensation targets for our Named Executive Officers at or around the 75th percentile of our peers, but also may consider unique skills sets, specialized industry knowledge and other factors in making those determinations. In mid-2018 and again in early 2019, our Compensation Committee, with the assistance of Compensia, reviewed our executive compensation program, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our Named Executive Officers.
Process for Setting Compensation
Role of Compensation Committee
The Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our Named Executive Officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of our long‑term business and financial goals. The Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers, on an annual basis, or more frequently in certain situations, to ensure the executives are properly incentivized, and makes adjustments as necessary. In determining base salaries, bonus targets and equity incentive awards for our Named Executive Officers, our Compensation Committee considers the following factors:

•	our performance in the previous year, based on financial and non-financial metrics;

•	the Named Executive Officers’ historical compensation levels;

•	the Named Executive Officers’ role, responsibilities and skills;

•	the proposed compensation packages for other Named Executive Officers (internal pay equity);

•	compensation trends and the market compensation for comparable positions;

•	individual performance as compared to our expectations and objectives;

•	our desire to drive short‑ and long‑term results that are in the best interests of our stockholders; and

•	our outlook and operating plan for the upcoming year.
As part of this review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when setting each individual compensation element and target total direct compensation levels.
Role of Management
In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer, Chief People Officer, Chief Legal Officer, and other human resources, finance, and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer, Chief Legal Officer and other members of our human resources, finance and legal departments may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our Named Executive Officers, other than for himself because of his daily involvement with our Named Executive Officers. Our Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations as one of several factors in making compensation decisions, along with recommendations and market data obtained by our compensation consultant, and the Compensation Committee’s own independent judgment. No

Named Executive Officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with oversight of our executive compensation program. In mid-2018, the Compensation Committee retained Compensia to advise on our executive compensation programs and practices and our executive compensation decisions for 2019 given its expertise in the technology industry and its knowledge of our peer companies. During mid-2018 and early 2019, Compensia provided the following services as requested by the Compensation Committee:

•	evaluated the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long‑term strategic goals relative to market norms;

•	reviewed and assessed our peer group of companies to understand competitive market compensation practices;

•	reviewed and assessed our current Named Executive Officer compensation practices and equity profile relative to our peers;

•	reviewed and assessed the competitiveness of our proposed employment offer for our new Chief Financial Officer;

•
reviewed and assessed internal pay equity, including the compensation package of our current Chief Operating Officer as compared to our peer group and other technology companies with similar revenue over the last four quarters;

•	provided information regarding executive retention strategies;

•	provided data regarding market practices for severance and change in control plans; and

•	reviewed and assessed whether our Board of Directors’ compensation policy is appropriate for a publicly traded company.
In mid‑2019, the Compensation Committee again engaged Compensia to assist with our compensation planning for 2020, including providing data for our overall equity and incentive plan targets and total cash compensation for our Named Executive Officers.
During 2019, Compensia did not perform work for the Company other than the services detailed above, and for the purposes of assisting with our compensation planning for 2020. The Compensation Committee has assessed each of the independence factors established by the SEC and Nasdaq and has concluded that the engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers. Compensia attends certain Compensation Committee meetings and preparatory meetings with certain executive officers, as requested by the Compensation Committee or management.
Compensation Peer Group
In September 2018, our Compensation Committee reviewed comparative executive compensation data provided by Compensia and identified our compensation peer group for 2019 compensation decisions based on the selection criteria described below.

Selection Criteria	Criteria Range
Revenue (last four quarters)	.5x – 3x the Company’s last four quarters of revenue as of September 2018
Market Capitalization	.25x – 4x the Company’s 30-day average market cap
Revenue Growth	High
In addition to the selection criteria noted above, the Compensation Committee sought to include U.S. headquartered companies that operate in the cloud-based SaaS or adjacent Internet software and services market and have a similar number of employees as the Company.

Potential peer group companies were evaluated based on the most recent data available as of September 2018. With the assistance of Compensia, the Compensation Committee ultimately identified our peer group for 2019 compensation decisions, consisting of the following 17 companies.

AppFolio	Instructure	Paylocity Holding
Coupa Software	LogMeIn	Q2 Holdings
Ellie Mae	MINDBODY	RingCentral
GrubHub	New Relic	Twilio
Guidewire Software	Okta	Zendesk
HubSpot	Paycom Software
This compensation peer group was the same as our compensation peer group approved by the Compensation Committee in 2018 except that Mulesoft was removed as it was acquired in mid-2018. The table below sets forth how the Company compares to the peer group selected based on the selection criteria described above:

Selection Criteria	50th Percentile of Peer Group	2U
Revenue (last four quarters)	$463	25th percentile
Revenue Growth	34%	80th percentile
Market Capitalization	$5.2 billion	41st percentile
We believe that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. However, the Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive’s level of experience and responsibilities, and comparability of roles within other peer companies.
Elements of Compensation
The compensation program for our Named Executive Officers consists of:

•	base salary;

•	performance‑based cash bonus;

•	long‑term equity compensation; and

•	employee benefits.
Each Named Executive Officer’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short‑ and long‑term objectives. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we expect to review our executive compensation program annually.
Base Salaries
We provide base salaries to our Named Executive Officers and other employees to compensate them for services rendered day‑to‑day during the year and provide a level of stable fixed compensation. Each Named Executive Officer’s initial base salary was established as the result of an arm’s‑length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries of our Named Executive Officers on an annual basis following the completion of the fiscal year and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s responsibilities, experience and performance, prior salary level, position (in the case of a promotion), market conditions and overall Company performance and other factors set forth in “Process for Setting Compensation—Role of Compensation Committee”.

In April 2019, in connection with its annual review of our executive compensation program, our Compensation Committee approved adjustments to the base salaries of our Named Executive Officers. Our Compensation Committee based these adjustments on various factors, including, peer group comparisons, distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, level of experience and responsibilities, uniqueness of roles as compared to peer companies and the recommendation of the CEO (other than with respect to his own base salary). In addition, in October 2019, in connection with Mr. Lalljie’s appointment as Chief Financial Officer and approval of his compensation arrangements, the Compensation Committee again reviewed the base salaries of our Named Executive Officers to consider whether adjustments were necessary to maintain internal pay equity and in response to shifting responsibilities following completion of the Trilogy acquisition and other organizational changes. The Compensation Committee also reviewed a report provided by Compensia on base salary, target bonus percentage and equity compensation for Chief Operating Officer roles at our peers as part of its review. As a result of this review and in consideration of Mr. Chernis’ expanded responsibilities following the acquisition of Trilogy, in particular, the fact that the Chief Marketing Officer and all three product line managing directors would be reporting to Mr. Chernis, the Compensation Committee made an additional increase to Mr. Chernis’ base salary, which is reflected in the table below.

Named Executive Officer	2019 Base Salary ($)(1)	2018 Base Salary ($)(1)	Percentage Increase
Christopher J. Paucek	561,000	550,000	2%
Paul S. Lalljie	515,000	—	—
Catherine A. Graham(2)	410,000	390,000	5%
Mark J. Chernis	515,000(3)	425,000	21%
Harsha Mokkarala	382,500	375,000	2%
James Kenigsberg	410,000	390,000	5%
Matthew J. Norden	360,000(4)	322,000	12%

(1)
Salary changes were effective in April of the applicable year. In 2019 and 2018, for purposes of our executive compensation program, our year runs from April 1st through March 31st. Therefore, 2019 and 2018 base salaries set forth in the Summary Compensation Table below are less than the amounts stated in these columns because our Named Executive Officers received their prior year base salaries from January 1st through March 31st of the applicable year.

(2)
Ms. Graham retired from the position of Chief Financial Officer of the Company effective October 14, 2019; however, she continues to provide advisory services to the Company as a part-time employee and receives a salary of $200,000 per year.

(3)
Mr. Chernis’ base salary was $433,000 from April 1, 2019 through October 16, 2019. On October 16, 2019 the Compensation Committee approved an increase to Mr. Chernis’ base salary to $515,000 in consideration of Mr. Chernis’ additional responsibilities following the Trilogy acquisition and in an effort to maintain internal pay equity following Mr. Lalljie’s hiring as Chief Financial Officer.

(4)
Mr. Norden’s base salary was $328,000 from April 1, 2019 through November 16, 2019. On November 16, 2019, Mr. Norden’s base salary was increased to $360,000 in connection with his promotion to Chief Legal Officer.

Performance‑Based Annual Bonuses
We typically use performance‑based annual cash bonuses (expressed as a percentage of base salary) to motivate our employees, including our Named Executive Officers, to achieve our short‑term financial and operational objectives while making progress towards our longer‑term growth and other goals. Each Named Executive Officer’s initial target bonus percentage was established as the result of an arm’s length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. At the end of each year, our Board approves our operating plan for the next fiscal year, which includes corporate performance objectives. At the beginning of each year, the Compensation Committee uses these performance objectives to structure the annual cash bonus plan for the year.
2019 Bonus Plan
In January 2019, the Compensation Committee approved the 2019 Bonus Plan for our employees, including our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) and the other factors described above. In connection with this review in January 2019, the Compensation Committee determined not to make any change in the target bonus percentages that were in effect for 2018. In making this determination, the Compensation Committee considered the fact that total target bonus payouts would still increase as a result of higher eligible base compensation, which the Compensation Committee believed would maintain the competitiveness of our Named Executive Officers’ target total cash compensation opportunities. In October 2019, in connection with Mr. Lalljie’s appointment as Chief Financial Officer and approval of his compensation arrangements, the Compensation Committee again reviewed the target annual cash bonus opportunities of our Named Executive Officers to consider whether adjustments were necessary to maintain internal pay equity and in response to shifting responsibilities following completion of the Trilogy acquisition and other organizational changes. The Compensation Committee also reviewed a report provided by Compensia on base salary, target bonus percentage and equity compensation for Chief Operating Officer roles at our peer group companies and other technology companies with similar revenue over the last four quarters as part of its review. As a result of this review and in consideration of Mr. Chernis’ expanded responsibilities following the acquisition of Trilogy, in particular, the fact that the Chief Marketing Officer and all three product line managing directors would be reporting to Mr. Chernis, the Compensation Committee increased Mr. Chernis’ target bonus percentage to 100% of his annual base salary.
Under the 2019 Bonus Plan, the target annual bonus opportunities of the Named Executive Officers for 2019 were as follows:

Named Executive Officer	2019 Eligible Base Compensation ($)	Target Bonus Percentage	Target Bonus Payout ($)
Christopher J. Paucek	561,000	100%	561,000
Paul S. Lalljie	515,000	100%	515,000
Catherine A. Graham	410,000	75%	307,500
Mark J. Chernis(1)	515,000	100%	515,000
Harsha Mokkarala	382,500	60%	229,500
James Kenigsberg	410,000	70%	287,000
Matthew J. Norden(2)	360,000	60%	216,000

(1)
On October 16, 2019 the Compensation Committee approved an increase to Mr. Chernis’ target bonus percentage from 75% to 100% of his base salary in consideration of Mr. Chernis’ additional responsibilities following the Trilogy acquisition and in an effort to maintain internal pay equity following Mr. Lalljie’s hiring as Chief Financial Officer.

(2)
On November 16, 2019, in connection with his promotion to Chief Legal Officer, Mr. Norden’s annual base salary was increased from $328,000 to $360,000. The 2019 Bonus Plan contemplated that certain executives (other than executive officers at the time the 2019 Bonus Plan was adopted) would receive 125% of their eligible target bonus amount. Mr. Norden was not an executive officer at the time the 2019 Bonus Plan was adopted, therefore he was eligible to receive 125% of his target bonus amount.

At the beginning of each fiscal year, the Compensation Committee determines which key performance measures should be used for the Company’s annual bonus plan. The 2019 Bonus Plan was based on the achievement of two performance measures: revenue and adjusted EBITDA, each calculated on a consolidated basis but excluding the financial impact of any mergers and acquisitions activity. Revenue was given a weighting of 60% and adjusted EBITDA was given a weighting of 40%. These measures were selected as performance measures under our annual bonus plan because the Compensation Committee believes they support our financial objectives and promote the creation of long-term stockholder value. The target level for our revenue and adjusted EBITDA measures were based on stretch goals over our 2019 corporate budget, as approved by the Board. Adjusted EBITDA, a non-GAAP measure, is defined as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, shareholder activism costs, impairment charges, and stock-based compensation expense.
In contrast to the 2018 bonus plan, the Compensation Committee determined not to include the number of new graduate programs signed with university clients as a performance measure for 2019 because they believed it was not necessary due to the strength of the Company’s program pipeline. In addition, the Compensation Committee believed it was appropriate to consider consolidated revenue and adjusted EBITDA in 2019, rather than only considering metrics related to the Graduate Program Segment because the integration of the short course business, which comprised the entire Alternative Credential Segment at the time the 2019 bonus plan was adopted, was largely complete. Threshold achievement levels for each metric were set at levels necessary to provide a competitive overall compensation package and to motivate employees to achieve aggressive growth targets. We believe these performance measures align our Named Executive Officer incentive opportunities with stockholder interests through the creation of sustainable long‑term value.
In order to earn any portion of the bonus opportunity for fiscal year 2019 related to the corporate performance measures described above, achievement of a minimum threshold percentage of the target level for each such measure was required, and the maximum amount earned was capped at our achievement of a maximum percentage of the target level. The achievement levels for each performance measure necessary to receive the minimum, maximum or 100% bonus payout and the corresponding payout percentages were as follows (and performance between any of the following levels is interpolated on a straight‑line basis):

	Revenue(2)			Adjusted EBITDA(2)
	Achievement Percentage	Payout Percentage	Amount ($MM)	Achievement Percentage	Payout Percentage	Amount ($MM)
Threshold(1)	95%	52%	527	54%	80%	9
Target	100%	100%	553	100%	100%	16
Maximum	>101%	115%	561	>123%	110%	19

(1) The Company’s revenue expectations were impacted in part due to issues facing certain of our university clients in the Graduate Program Segment and other externalities facing the business, as disclosed by the Company on May 7, 2019. Therefore, in June 2019, the Compensation Committee adjusted the threshold performance level for the revenue metric from $536.9 million to $526.9 million. The Compensation Committee made this adjustment in order to secure the services of key employees in a highly competitive market and in order to continue to motivate and retain employees through the remainder of 2019.
(2) Under the terms of the 2019 Bonus Plan, the financial impact of any mergers and acquisition activity is excluded when calculating the achievement level of any metric.
In order to further align the interests of our Named Executive Officers with those of our stockholders, the Compensation Committee determined that all Named Executive Officers would be paid in shares of our common stock rather than cash. In February 2019, each Named Executive Officer received a number of PRSUs equal to the number of shares that would vest upon maximum achievement of the performance metrics under the 2019 Bonus Plan. The PRSUs, to the extent earned, would then be eligible to vest as to 50% on the date that the Compensation Committee determines achievement of the performance criteria (the “Determination Date”) and 50% on the first anniversary of the Determination Date.
At the time the Compensation Committee set the corporate performance targets for fiscal year 2019, we believed they were challenging but achievable. For fiscal year 2019, excluding the impact of the acquisition of Trilogy, revenue was $500.3 million and adjusted EBITDA loss was $2.4 million. These results were below the threshold levels of achievement for both performance measures under our 2019 Bonus Plan and therefore, our Named Executive Officers did not receive any bonus and the PRSUs granted were forfeited. Notwithstanding the foregoing, pursuant to the separation agreement entered into with Ms. Graham upon her resignation, the Company agreed to pay her an annual bonus for 2019 of no less than $113,750 if she remained employed through December 31, 2019.
Long‑Term Incentive Compensation
We use long‑term incentive compensation in the form of equity awards to align the interests of our employees, including the Named Executive Officers, with the interest of our stockholders. We believe that if our employees own shares of our common stock in amounts that are significant to them, they will have a strong incentive to act to maximize long‑term stockholder value. For 2019, we relied on options to purchase shares of our common stock, time-based RSUs and PRSUs as the principal vehicles for delivering long‑term incentive compensation opportunities to our Named Executive Officers. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long‑term incentive for recipients and align the interests of recipients and stockholders, since the options reward recipients only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation. In 2019, we continued to grant time-based RSUs which provide an appropriate long-term incentive to recipients due to their long-term vesting schedules, and also introduced PRSUs to our long-term incentive compensation program in order to increase alignment between the interests of our Named Executive Officers and our stockholders. In determining the size of the equity awards granted to our Named Executive Officers, the Compensation Committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), the existing equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity awards), and the other factors described above. The Compensation Committee also considers the dilutive effect of our long‑term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The Compensation Committee also applies its subjective judgment to determine the appropriate size of each Named Executive Officer’s equity award.
We typically grant equity awards at the start of employment and upon promotion to each equity‑eligible employee, including our Named Executive Officers, at a pre‑established dollar value for each type of award based on a participant’s position. The exact number of stock options granted to each participant is calculated by dividing the appropriate dollar value by the Black‑Scholes value of an option to purchase a share of our common stock on the grant date. The exact number of time and performance-based restricted stock units granted to each participant is calculated by dividing the appropriate dollar value by the value of a share of our common stock on the grant date.
The Compensation Committee approves individual equity awards for new hires and promoted employees on a quarterly basis, and the grant dates of each award are typically the first business day of the quarter after the Compensation Committee has approved the grants. We typically set the exercise prices for stock options at the fair market value of a share of our common stock on the date of grant. Our time‑vested stock option grants to our Named Executive Officers typically vest as follows: 25% on the first anniversary of the date of grant or, if earlier, the vesting commencement date, and 1/36th per month thereafter, until fully vested at the end of four years. These stock option grants generally have a term of 10 years from the grant date. Our time-based restricted stock units granted in 2019 and earlier typically vest in equal annual installments over a four‑year period. Performance-based restricted stock unit awards vest over a three-year period and are subject to the performance metrics described below.
2019 Equity Awards
Effective April 2019, the Compensation Committee granted annual equity awards to certain of our employees, including our Named Executive Officers, in the form of options to purchase shares of our common stock and time-based restricted stock units.
In determining the amount of each Named Executive Officer’s equity award, the Compensation Committee took into consideration the factors described above, including peer group comparisons and the recommendations of our Chief Executive Officer (except with respect to his own equity award).
In October 2019, the Compensation Committee granted PRSUs to certain employees, including our Named Executive Officers (other than our Chief Executive Officer) outside of our annual equity award program. The shares of our common stock subject to the performance-based restricted stock units are eligible to vest, if at all, based on the Company’s relative TSR as compared to the total stockholder return of the companies that comprise the Russell 3000 Index, as measured over one, two and three year performance periods each commencing on October 1, 2019. At the end of a performance period, the number of PRSUs that vest will be determined based on the Company’s relative TSR as set forth in the table below, with performance between any of the following levels interpolated on a straight‑line basis:

2U TSR Compared to Index	Award Multiplier
<25th percentile	0%
25th percentile	50%
50th percentile	100%
> 75th percentile	200%
Our Compensation Committee granted these PRSUs to secure the services of key employees in a period of uncertainty caused in part by issues facing certain of our university clients in our Graduate Program Segment. Our Compensation Committee believed that to succeed in a highly competitive market, additional retention incentives were required to drive leadership stability and encourage executive continuity. The Compensation Committee granted PRSUs instead of additional time-based awards in response to feedback from stockholders regarding introducing a performance-based component to our equity compensation program.
The equity awards granted to the Named Executive Officers in 2019 were as follows:

Named Executive Officer	Stock Options Granted (number of shares) (#)	Stock Options Granted (grant date fair value) ($)	Time-Based RSUs Granted (number of shares) (#)	Time-Based RSUs Granted (grant date fair value) ($)	PRSUs Granted (number of shares) (#)(1)	PRSUs Granted (grant date fair value) ($)(1)
Christopher J. Paucek	83,031	2,749,987	38,183	2,749,940	—	—
Catherine A. Graham	43,780	1,449,994	40,133(2)	1,791,779(2)	—	—
Paul S. Lalljie	—	—	235,432(3)	3,999,990(3)	58,858	999,997
Mark J. Chernis	43,780	1,449,994	20,133	1,449,979	89,175	1,449,986
Harsha Mokkarala	22,644	749,970	10,413	749,944	46,125	749,993
James Kenigsberg	26,418	874,965	12,149	874,971	46,125	749,993
Matthew J. Norden	11,322	374,985	7,664(4)	474,903(4)	23,062	374,988

(1)
These columns reflect PRSUs granted in October 2019 at their target level. Refer to “Performance Based Annual Bonuses—2019 Bonus Plan” above for information regarding PRSUs granted in lieu of the opportunity to earn 2019 cash bonuses.

(2)	Includes 20,000 RSUs granted to Ms. Graham in connection with her retirement and transition to an advisory role with the Company. These RSUs will vest on April 1, 2022.

(3)
For his 2019 annual equity award, Mr. Lalljie was granted time-based RSUs covering a number of shares equal to $1,000,000 divided by the closing price of the Company’s common stock on the date of grant. In addition, Mr. Lalljie was granted an additional one-time award of time-based RSUs covering a number of shares equal to $3,000,000 divided by the closing price of the Company’s common stock on the date of grant.

(4)
Mr. Norden was granted an additional one-time award of 2,458 time-based RSUs with a grant date fair value of $99,967 in connection with the closing of the Company’s acquisition of Trilogy. These RSUs will vest 50% on May 22, 2020 and 50% on May 22, 2021.

Other Compensation
We offer a tuition reimbursement benefit for all of our employees, including our Named Executive Officers. Under this program, we offer our eligible employees a one‑time reimbursement of the cost of tuition to complete a 2U‑powered graduate program offered by our university clients, and we reimburse our eligible employees for the cost of one short course per rolling twelve-month period. In addition, we pay 50% of the tuition for one spouse or dependent of each eligible employee to complete one of our university clients’ eligible graduate programs.
Our executive officers, including our Named Executive Officers, are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the U.S. These benefits include medical, dental, vision and disability benefits and other plans and programs made available to other eligible employees. The Company also has a 401(k) plan covering eligible employees, including our Named Executive Officers. All participants in the plan, including each Named Executive Officer, are eligible to make pre‑tax contributions. The Company makes matching contributions to the 401(k) plan on behalf of our Named Executive Officers, consistent with those provided to all of our employees. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Employment Arrangements
Please see “—Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements” for information regarding the severance provisions for our Named Executive Officers.

Other Compensation Policies
Risk Assessment
The Compensation Committee has reviewed the Company’s compensation programs for employees, including Named Executive Officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual performance‑based bonus plan and long‑term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company’s performance is focused on long‑term stockholder value creation and does not encourage the taking of short‑term risks at the expense of long‑term results.
Policy regarding 10b5‑1 Plans for Directors and Executive Officers
We typically encourage our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5‑1 for sales of securities which they beneficially own, and our Insider Trading Policy expressly provides that such individuals may not trade in our equity securities during “blackout” periods.
Compensation Recovery Policy
Our Board of Directors has adopted a compensation recovery (“clawback”) policy providing that, in the event of a restatement of financial results due to the material non-compliance by the Company with any financial reporting requirement under the federal securities laws, the Company may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy covers any bonus, incentive payment or other cash compensation or equity-based award granted, earned, vested and/or received by an executive officer on or after the effective date of the policy and during the three year period preceding the date on which we are required to prepare the accounting restatement.

COMPENSATION COMMITTEE REPORT*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board, and the Board approved that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
John M. Larson (Chair)
Alexis Maybank
Coretha M. Rushing

*
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Compensation Committee Report by reference therein.

2019 Summary Compensation Table
The following table sets forth summary information regarding compensation earned during the years ended December 31, 2019, 2018 and 2017 by our Named Executive Officers. The following table includes all compensation earned by our Named Executive Officers for the respective periods, regardless of whether such amounts were actually paid during that period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non‑Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher J. Paucek	2019	557,042	—	3,299,879	2,749,987	—	5,600	6,612,508
Chief Executive Officer	2018	541,250	—	5,374,895	10,624,956	378,875	3,667	16,923,643
	2017	514,167	—	1,199,993	1,199,991	471,748	3,600	3,389,499
Paul S. Lalljie(4)	2019	89,735	250,000	4,999,986	—	—	—	5,339,721
Chief Financial Officer	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Catherine A. Graham(5)	2019	368,335	113,750	2,088,645	1,449,994	—	5,600	4,026,324
Former Chief Financial Officer	2018	385,625	—	1,449,938	1,449,962	199,125	5,500	3,490,150
	2017	367,644	—	749,971	749,992	236,160	3,313	2,107,080
Mark J. Chernis	2019	444,604	—	3,223,477	1,449,994	—	5,600	5,123,675
Chief Operating Officer	2018	249,883	—	1,674,904	1,674,964	223,125	354	3,823,230
	2017	—	—	—	—	—	—	—
Harsha Mokkarala	2019	380,313	—	1,728,215	749,970	—	5,600	2,864,098
Chief Revenue Officer	2018	361,292	—	749,968	749,962	151,743	5,500	2,018,465
(former executive officer)	2017	324,208	—	599,976	599,986	178,477	5,400	1,708,047
James Kenigsberg	2019	403,335	—	1,902,031	874,965	—	5,600	3,185,931
Chief Technology Officer	2018	385,625	—	749,968	749,962	188,956	5,500	2,080,011
	2017	370,963	—	599,976	599,986	238,034	2,113	1,811,072
Matthew J. Norden	2019	327,877	—	1,094,946	374,985	—	74,804	1,872,612
Chief Legal Officer	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—

(1)
The amounts shown in these columns reflect the grant date fair value for stock option, PRSU, and restricted stock unit awards, as applicable, in accordance with ASC Topic 718. Refer to the 2019 Grants of Plan-Based Awards Table below for information regarding the assumptions used to value these awards. The amounts reported for the PRSUs granted in 2019 are based on the probable outcome of the applicable performance conditions at the grant date. The Company uses a Monte Carlo model to estimate the fair value of PRSUs containing market-based vesting conditions. The maximum potential values of the PRSUs, based on the closing price per share of our common stock on the date of grant were: Mr. Paucek, $621,488 for the PRSUs granted in respect of our 2019 Bonus Plan; Mr. Lalljie, $1,999,995 for the PRSUs granted in October 2019; Ms. Graham, $335,478 for the PRSUs granted in respect of our 2019 Bonus Plan; Mr. Chernis, $2,899,971 for the PRSUs granted in October 2019 and $365,577 for the PRSUs granted in respect of our 2019 Bonus Plan; Mr. Mokkarala, $1,499,985 for the PRSUs granted in October 2019 and $258,007 for the PRSUs granted in respect of our 2019 Bonus Plan; Mr. Kenigsberg, $1,499,985 for the PRSUs granted in October 2019 and $313,088 for the PRSUs granted in respect of our 2019 Bonus Plan; and Mr. Norden, $749,976 for the PRSUs granted in October 2019 and $276,943 for the PRSUs granted in respect of our 2019 Bonus Plan.

(2)
Amounts shown in this column for 2018 and 2017 represent the cash amounts paid under our 2018 and 2017 Bonus Plans. No cash awards were granted under the 2019 Bonus Plan. See “Compensation Discussion and Analysis—Elements of Compensation—Performance‑Based Annual Bonuses—2019 Bonus Plan” for additional information.

(3)	Amounts shown for 2019 represent 401(k) matching contributions paid by us and, for Mr. Norden, also represent tuition reimbursement payments.

(4)
Mr. Lalljie commenced employment on October 14, 2019. The amount shown in the “Bonus” column for Mr. Lalljie represents a one-time signing bonus paid to Mr. Lalljie in connection with his commencement of employment.

(5)
Ms. Graham ceased serving as our Chief Financial Officer and became a part-time employee on October 14, 2019. The amount shown in the “Bonus” column for Ms. Graham represents her guaranteed annual bonus payment for 2019.

2019 Grants of Plan‑Based Awards Table
The following table sets forth certain information with respect to all plan‑based awards granted to our Named Executive Officers during the 2019 fiscal year. All awards were issued under our 2014 Plan.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Date of Compensation Committee Action	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Paucek	02/11/2019	02/11/2019	2,776	8,916	10,076	—	—	—	549,939
	04/01/2019	04/01/2019	—	—	—	38,183	—	—	2,749,940
	04/01/2019	04/01/2019	—	—	—	—	83,031	72.02	2,749,987
Paul S. Lalljie	10/14/2019	10/01/2019	—	—	—	58,858	—	—	999,997
	10/14/2019	10/01/2019	—	—	—	176,574	—	—	2,999,992
	10/14/2019	10/01/2019	29,429	58,858	117,716	—	—	—	999,997
Catherine A. Graham	02/11/2019	02/11/2019	1,498	4,813	5,439	—	—	—	296,866
	04/01/2019	04/01/2019	—	—	—	20,133	—	—	1,449,979
	04/01/2019	04/01/2019	—	—	—	—	43,780	72.02	1,449,994
	10/17/2019	10/16/2019	—	—	—	20,000	—	—	341,800
Mark J. Chernis	02/11/2019	02/11/2019	1,633	5,245	5,927	—	—	—	323,512
	04/01/2019	04/01/2019	—	—	—	20,133	—	—	1,449,979
	04/01/2019	04/01/2019	—	—	—	—	43,780	72.02	1,449,994
	10/01/2019	10/01/2019	44,587	89,175	178,350	—	—	—	1,449,986
Harsha Mokkarala	02/11/2019	02/11/2019	1,152	3,701	4,183	—	—	—	228,278
	04/01/2019	04/01/2019	—	—	—	10,413	—	—	749,944
	04/01/2019	04/01/2019	—	—	—	—	22,644	72.02	749,970
	10/01/2019	10/01/2019	23,062	46,125	92,250	—	—	—	749,993
James Kenigsberg	02/11/2019	02/11/2019	1,398	4,492	5,076	—	—	—	277,067
	04/01/2019	04/01/2019	—	—	—	12,149	—	—	874,971
	04/01/2019	04/01/2019	—	—	—	—	26,418	72.02	874,965
	10/01/2019	10/01/2019	23,062	46,125	92,250	—	—	—	749,993
Matthew J. Norden	02/11/2019	02/11/2019	1,237	3,973	4,490	—	—	—	245,055
	04/01/2019	04/01/2019	—	—	—	5,206	—	—	374,936
	04/01/2019	04/01/2019	—	—	—	—	11,322	72.02	374,985
	05/22/2019	04/01/2019	—	—	—	2,458	—	—	99,967
	10/01/2019	10/01/2019	11,531	23,062	46,124	—	—	—	374,988

(1)
Represents PRSUs granted to the Named Executive Officers during 2019. The columns show the number of shares of common stock eligible to vest at threshold, target and maximum levels of performance. PRSUs granted in February 2019 were issued in respect of our 2019 Bonus Plan and were forfeited following the Compensation Committee’s determination that the performance metrics were not met.

(2)	Represents time-based RSUs and stock options granted to the Named Executive Officers during 2019.

(3)	The exercise price of each option award is equal to the closing market price of our common stock on the date of grant.

(4)
The amounts reported reflect the grant date fair value for stock option, PRSU and restricted stock unit awards, as applicable, calculated in accordance with ASC Topic 718. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black‑Scholes option pricing model. For more information on the assumptions we used to calculate the grant date fair values for stock options, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10 K filed on February 28, 2020. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. The amounts reported for PRSUs are based on the probable outcome of the applicable performance conditions at the grant date. The Company uses a Monte Carlo model to estimate the fair value of PRSUs containing market-based vesting conditions. The PRSUs granted in October 2019 are subject to market-based vesting conditions and the grant date fair values of such awards were determined using a Monte Carlo model that utilizes stock volatility, dividend yield and the Company’s TSR relative to the TSR of the companies in the Russell 3000 Index. For the PRSUs granted in October 2019, such inputs consisted of: (i) an expected term of three years; (ii) risk-free interest rates of 1.73%, 1.56% and 1.51% for the PRSUs granted on October 1, 2019 and 1.67%, 1.63% and 1.60% for the PRSUs granted on October 14, 2019, in each case, applicable to the respective first, second and third tranches of the awards that were derived from the yields on U.S. government bonds from the U.S. Department of the Treasury; (iii) a dividend yield of 0% because the Company does not pay dividends; (iv) stock price volatility of 74.1% for the PRSUs granted on October 1, 2019 and 74.3% for the PRSUs granted on October 14, 2019, in each case, based on an analysis of the historical stock price volatility of the Company and each company in the Russell 3000 Index over the three years prior to the date of grant to conform to the term of the awards; and (v) an initial TSR performance of (9.0)% for the PRSUs granted on October 1, 2019 and (4.9)% for the PRSUs granted on October 14, 2019, in each case, based on the actual historical TSR performance of the Company and each company in the Russell 3000 Index.
Outstanding Equity Awards at 2019 Fiscal Year End
The following table provides information about outstanding stock options and stock awards held by each of our Named Executive Officers as of December 31, 2019. These stock options were granted under our 2008 Plan and our 2014 Plan and these stock awards were granted under our 2014 Plan.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Units That Have Not	Market Value of Units That Have Not	Equity Incentive Plan Awards: Number of Unearned Units That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not
Name	Grant Date	Exercisable	Unexercisable (1)	Price ($)	Expiration Date	Vested (#)(1)	Vested ($)(2)	Vested (#)(3)	Vested ($)(2)
Christopher J. Paucek	02/23/2011	35,639	—	1.82	06/08/2020
	02/15/2012	11,662	—	3.08	02/15/2022
	05/08/2013	131,618	—	5.75	05/08/2023
	11/26/2013	175,000	—	8.45	10/04/2023
	12/19/2013	175,000	—	8.45	10/04/2023
	03/06/2014	157,350	—	11.00	03/06/2024
	04/01/2015	80,515	—	25.52	04/01/2025
	04/01/2016	83,290	7,572	22.67	04/01/2026	11,028	264,562
	04/01/2017	41,790	20,895	39.66	04/01/2027	15,129	362,945
	04/01/2018	29,332	41,067	84.03	04/01/2028	24,545	588,835
	04/01/2018	45,562	145,800(4)	84.03	04/01/2028	26,776(5)	642,356
	02/11/2019							2,776	66,596
	04/01/2019	—	83,031	72.02	04/01/2029	38,183	916,010
Paul S. Lalljie	10/14/2019					58,858(6)	1,412,003	117,716	2,824,007
	10/14/2019					176,574(6)	4,236,010
Catherine A. Graham	04/30/2012	200,000	—	3.08	04/30/2022
	03/06/2014	51,873	—	11.00	03/06/2024
	04/01/2015	28,180	—	25.52	04/01/2025
	04/01/2016	31,234	2,839	22.67	04/01/2026	4,136	99,223
	04/01/2017	26,118	13,060	39.66	04/01/2027	9,456	226,849
	04/01/2018	15,466	21,653	84.03	04/01/2028	12,942	310,479
	02/11/2019							1,498	35,937
	04/01/2019	—	43,780	72.02	04/01/2029	20,133	482,991
	10/17/2019					20,000(7)	479,800

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Units That Have Not	Market Value of Units That Have Not	Equity Incentive Plan Awards: Number of Unearned Units That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not
Name	Grant Date	Exercisable	Unexercisable (1)	Price ($)	Expiration Date	Vested (#)(1)	Vested ($)(2)	Vested (#)(3)	Vested ($)(2)
Mark J. Chernis	01/17/2013	50,000	—	5.75	01/17/2023
	04/11/2014	7,389	—	12.94	04/01/2024
	04/01/2015	4,048	—	25.52	04/01/2025
	04/05/2016	4,957	—	23.07	04/05/2026
	04/04/2017	1,932	967	39.69	04/04/2027	462	11,083
	05/22/2018	14,135	19,790	91.64	05/22/2028	11,867	284,689
	05/22/2018	2,193	3,071	91.64	05/22/2028	1,842	44,190
	02/11/2019							1,633	39,176
	04/01/2019	—	43,780	72.02	04/01/2029	20,133	482,991
	10/01/2019							178,350	4,278,617
Harsha Mokkarala	11/26/2013	22,939	—	8.45	10/01/2023
	03/06/2014	7,567	—	11.00	03/06/2024
	04/01/2015	7,648	—	25.52	04/01/2025
	07/01/2015	9,602	—	30.83	07/01/2025
	04/01/2016	16,468	2,272	22.67	04/01/2026	3,309	79,383
	04/01/2017	20,894	10,448	39.66	04/01/2027	7,564	181,460
	04/01/2018	7,999	11,200	84.03	04/01/2028	6,694	160,589
	02/11/2019							1,152	27,636
	04/01/2019	—	22,644	72.02	04/01/2029	10,413	249,808
	10/01/2019							92,250	2,213,078
James Kenigsberg	02/23/2011	20,000	—	1.82	06/08/2020
	07/14/2011	10,000	—	3.08	06/27/2021
	02/13/2012	50,000	—	3.08	02/13/2022
	02/28/2012	5,124	—	3.08	02/28/2022
	02/25/2013	14,589	—	5.75	02/25/2023
	03/06/2014	13,421	—	11.00	03/06/2024
	04/01/2015	13,503	—	25.52	04/01/2025
	04/01/2016	31,234	2,839	22.67	04/01/2026	4,136	99,223
	04/01/2016	11,666	—	22.67	04/01/2026
	04/01/2017	20,894	10,448	39.66	04/01/2027	7,564	181,460
	04/01/2018	7,999	11,200	84.03	04/01/2028	6,694	160,589
	02/11/2019							1,398	33,538
	04/01/2019	—	26,418	72.02	04/01/2029	12,149	291,455
	10/01/2019							92,250	2,213,078
Matthew J. Norden	11/26/2013	2,084	—	8.45	10/01/2023
	03/06/2014	2,743	—	11.00	03/06/2024
	01/02/2015	914	—	19.48	01/02/2025
	04/01/2015	1,752	—	25.52	04/01/2025
	04/01/2016	4,266	719	22.67	04/01/2026	1,048	25,142
	04/01/2017	5,170	4,353	39.66	04/01/2027	3,152	75,616

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Units That Have Not	Market Value of Units That Have Not	Equity Incentive Plan Awards: Number of Unearned Units That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not
Name	Grant Date	Exercisable	Unexercisable (1)	Price ($)	Expiration Date	Vested (#)(1)	Vested ($)(2)	Vested (#)(3)	Vested ($)(2)
	10/01/2017	781	661	56.04	10/01/2027	335	8,037
	04/01/2018	3,999	5,600	84.03	04/01/2028	3,347	80,295
	02/11/2019							1,237	29,676
	04/01/2019	—	11,322	72.02	04/01/2029	5,206	124,892
	05/22/2019					2,458(8)	58,967
	10/01/2019							46,124	1,106,515

(1)
Except as otherwise noted, all stock options shown vest 25% on the first anniversary of their grant date, and the remaining 75% vest thereafter in 36 equal monthly installments; in each case, the expiration date is 10 years after the grant date. Except as otherwise noted, each restricted stock unit award vests as to 25% on the first, second, third and fourth anniversaries of its grant date.

(2)
The amounts listed in these columns are determined by multiplying the number of units that have not vested by $23.99 (the closing price of our common stock on the last trading day of fiscal year 2019).

(3)
Consists of PRSUs granted pursuant to our 2014 Plan. The PRSUs granted in October 2019 are reported assuming the achievement of the maximum performance level for each of the applicable TSR performance periods. The shares underlying the PRSUs are eligible to vest based on the Company’s relative TSR as compared to the TSR of the companies that comprise the Russell 3000 Index, as measured over one, two and three year performance periods each commencing on October 1, 2019. See the “Long-Term Incentive Compensation - Performance-Based Restricted Stock Award” section for additional information about these awards. The PRSUs granted in February 2019 are reported assuming achievement of the threshold performance level. These PRSUs were eligible to vest based on the Company’s achievement against the performance goals under the 2019 Bonus Plan. In early 2020, the Compensation Committee determined that we did not achieve threshold performance under the 2019 Bonus Plan and these awards were forfeited.

(4)	The award vests in equal monthly installments over a seven‑year period.

(5)	The award vests in equal annual installments over a seven‑year period.

(6)	The award vests in equal annual installments on October 1, 2020, 2021 and 2022.

(7)	The award vests on April 1, 2022.

(8)	The award vests 50% on May 22, 2021 and 50% on May 22, 2022.
2019 Option Exercises and Stock Vested
The following table provides information about the exercise of stock options and vesting of stock awards for each of our Named Executive Officers during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher J. Paucek	—	—	41,031	2,955,053
Paul S. Lalljie	—	—	—	—
Catherine A. Graham	—	—	16,604	1,195,820
Mark J. Chernis	20,500	1,076,455	5,825	419,517
Harsha Mokkarala	—	—	11,438	784,176
James Kenigsberg	92,700	4,461,651	13,577	977,816
Matthew J. Norden	—	—	4,950	205,456

(1)
Amounts shown reflect the value realized upon exercise of stock options calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the option award.

(2)
Amounts shown represent the value realized upon vesting of restricted stock unit awards calculated by multiplying the number of shares that vested by the closing price of our common stock on the date of vesting.

Pension Benefits
Our executive officers, including our Named Executive Officers, did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by us during the year ended December 31, 2019.
Nonqualified Deferred Compensation
Our executive officers, including our Named Executive Officers, did not earn any nonqualified deferred compensation benefits from us during the year ended December 31, 2019.
Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements
We have entered into agreements with our Named Executive Officers that may provide for benefits under the circumstances described below if the officer’s employment is terminated or we experience a change in control (such as a change in the beneficial ownership of our Company by more than 50% or a sale of substantially all of our assets).
Severance Agreement – Mr. Paucek
We have entered into a confidential information, invention assignment, work for hire, non‑compete and no solicit/no hire agreement with Mr. Paucek (the “Paucek Agreement”), which provides, among other things, that during the six‑month period after his termination of employment with the Company, he may not engage, in any capacity, in the business of developing or administering degree‑granting distance learning higher education services without the advance written consent of our Board. In exchange for these agreements not to compete, we have agreed to pay Mr. Paucek during the six‑month period after his termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.
Separation Agreement – Ms. Graham
In connection with Ms. Graham’s retirement from the position of Chief Financial Officer effective as of October 14, 2019, the Company entered into a separation and transition agreement with Ms. Graham. Pursuant to the separation and transition agreement, Ms. Graham agreed to provide advisory services to the Company as a part-time employee until April 1, 2022. While providing advisory services, Ms. Graham will be entitled to receive (i) an annual base salary of $200,000; (ii) continued medical, dental and vision coverage pursuant to COBRA; and (iii) continued vesting of her outstanding Company equity awards. In connection with executing the separation and transition agreement, Ms. Graham was granted 20,000 restricted stock units. The restricted stock units will vest on April 1, 2022, subject to Ms. Graham’s continued employment with the Company through such date. In addition, subject to her continued compliance with the separation and transition agreement and a separate restrictive covenant agreement, Ms. Graham was entitled to an annual bonus for 2019 of no less than $113,750 (the “2019 Bonus”) if she remained employed through December 31, 2019, and will receive a one-time bonus of $257,800 (the “One-Time Bonus”) if she remains employed through April 1, 2022.
If the Company terminates Ms. Graham’s employment prior to April 1, 2022 for reasons other than “cause” or due to Ms. Graham’s death or disability, then, subject to Ms. Graham’s continued compliance with the restrictive covenant agreement and execution of a general release of claims, Ms. Graham will be entitled to receive (i) a lump sum payment equal to the sum of (A) any unpaid portion of the base salary that she would have received had she remained employed through April 1, 2022, (B) the One-Time Bonus, and (C) if such termination occurred prior to December 31, 2019, the 2019 Bonus; (ii) continued medical, dental and vision coverage until April 1, 2022; and (iii) immediate vesting of her outstanding unvested Company equity awards that would have vested based solely on her continued service if she had continued providing services to the Company through April 1, 2022.
For purposes of Ms. Graham’s separation agreement, “cause” generally means Ms. Graham’s (i) commission of an act of fraud, embezzlement or theft against the Company or its subsidiaries; (ii) conviction of, or plea of no contest to, a felony or crime involving moral turpitude; (iii) refusal to perform material duties as an employee of the Company, which to the extent curable, remains uncured for 30 days following receipt of written notice thereof; (iv) material breach of any material Company policy or any material agreement with the Company or any of its subsidiaries, including her restrictive covenant agreement; (v) gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its subsidiaries’ best interests; or (vi) refusal to cooperate with a governmental or internal investigation of the Company or its directors, officers or employees
Severance Agreement – Mr. Lalljie
In connection with his commencement of employment in October 2019, we entered into an offer letter and Employee, Intellectual Property, Non-Competition and Non-Solicitation Agreement with Mr. Lalljie (together, the “Lalljie Agreements”), which provide, among other things, that if Mr. Lalljie’s employment is terminated without “cause” or he resigns for “good reason”, he will be entitled to receive (i) continued base salary payments for a period of 12 months following his termination, or if such termination occurs within the three months preceding or 12 months following a change in control, a lump sum payment equal to the sum of (x) 12 months of his annual base salary and (y) his target annual bonus for the year of termination, (ii) a pro-rated portion of his annual bonus for the year of termination, based on actual performance, (iii) direct payment of, or reimbursement for, continued healthcare coverage pursuant to COBRA for up to 12 months and (iv) accelerated vesting of any unvested portion of the one-time award of time-based restricted stock units covering 176,574 shares granted in October 2019 (the “Severance Payments”).
Receipt of the Severance Payments is subject to Mr. Lalljie’s continued compliance with the restrictive covenants contained in the Lalljie Agreements and timely execution of a release of claims in favor of the Company. The restrictive covenants include prohibitions on Mr. Lalljie engaging in competition with the Company or soliciting customers, employees or contractors of the Company, in each case, while employed and for a period of 12 months following his termination for any reason.
For purposes of the Lalljie Agreements:
“Cause” generally means Mr. Lalljie’s (i) indictment for, or conviction or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude under the laws of the United States or any state thereof; (ii) commission of, or participation in, a fraud or act of willful dishonesty against the Company, or any intentional and unlawful harassment or discrimination in the course of Mr. Lalljie’s employment with the Company; (iii) intentional, material violation of any contract or agreement between Mr. Lalljie and the Company; (iv) unauthorized use or disclosure of the Company’s confidential information; or (v) gross misconduct in connection with the performance of his duties.
“Good Reason” generally means, without Mr. Lalljie’s consent: (i) the continual assignment of duties that are not commensurate in any material respect with Mr. Lalljie’s position, or a material diminution in Mr. Lalljie’s position, authority, reporting lines or responsibilities; (ii) a material reduction in Mr. Lalljie’s annual base salary and/or annual target incentive opportunity; (iii) a relocation of Mr. Lalljie’s principal work location to a location that is 35 miles or more from Washington, DC and results in a material increase in Mr. Lalljie’s commute from his primary residence; (iv) the Company’s material violation of any written contract or agreement between Mr. Lalljie and the Company; or (v) Mr. Lalljie no longer serving as the principal financial officer of the Company (or Company’s successor in interest, if applicable), or the ultimate parent resulting from a change in control (as defined therein). In addition, in the event Mr. Lalljie terminates his employment for any reason during the thirty (30) day period following the six (6)-month anniversary of the date Mr. Paucek ceases to serve as

Chief Executive Officer of the Company, and provided Mr. Lalljie has provided the Company with at least thirty (30) days’ prior written notice of such termination, such termination will be considered a Termination for Good Reason.
Change in Control Equity Acceleration
The terms of option and time-based RSU award agreements under our 2014 Plan provide that options and time-based RSUs, respectively, granted to our Named Executive Officers will vest and become exercisable if their employment is terminated without cause or for good reason on or within 12 months after a change in control control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value. With respect to the PRSUs granted to our Named Executive Officers in October 2019, in the event of a change in control during the-three year performance period, a pro-rata number of PRSUs will be earned based on the Company’s TSR prior to the change in control using the Company’s stock price at such time, and the earned PRSUs will vest immediately. The remaining PRSUs will convert to time-based units that vest on the last day of the original performance period, subject to accelerated vesting upon termination without cause or for good reason on or within 12 months following the change in control or if the awards are not assumed or substituted in the change in control on terms that preserve their intrinsic value.
The table below provides an estimate of the value of the compensation due to each of our Named Executive Officers in the events described below, assuming that the change in control or termination of employment was effective on December 31, 2019, under the conditions described above and assuming a per‑share stock price of $23.99 the price of our common stock on that date. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination			Change in Control Followed by Involuntary Termination
Name	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)(1)	Total ($)
Christopher J. Paucek	280,500(2)	—	280,500	—	14,054,026	14,054,026
Paul S. Lalljie	533,729(3)	4,236,010	4,769,739	1,048,729(4)	6,118,673	7,167,402
Catherine A. Graham	708,408(5)	6,509,864	7,218,272	—	6,630,630	6,630,630
Mark J. Chernis	—	—	—	—	2,676,453	2,676,453
Harsha Mokkarala	—	—	—	—	1,619,941	1,619,941
James Kenigsberg	—	—	—	—	3,529,307	3,529,307
Matthew J. Norden	—	—	—	—	743,794	743,794

(1)
The value of accelerated vesting of stock options, RSUs and PRSUs is based on the market price at December 31, 2019 of $23.99 per share less, in the case of options, the per share exercise prices of the stock options outstanding. The PRSUs granted in February 2019 are reported assuming vesting of the total number of PRSUs granted under the 2019 Bonus Plan to each executive.

(2)	Represents six‑months of Mr. Paucek’s annual base salary.

(3)	Represents (i) 12 months of Mr. Lalljie’s annual base salary and (ii) continued healthcare coverage pursuant to COBRA for 12 months.

(4)	Represents (i) 12 months of Mr. Lalljie’s annual base salary, (ii) his target annual bonus for 2019, and (iii) continued healthcare coverage pursuant to COBRA for 12 months.

(5)
Represents (i) the unpaid portion of Ms. Graham’s base salary that she would have received had she remained employed through April 1, 2022, (ii) the One Time Bonus and (iii) continued healthcare coverage pursuant to COBRA until May 30, 2021, the date that she ceases to be eligible for COBRA coverage.

Severance Pay and Change in Control Plan
On February 14, 2020, the Compensation Committee adopted a Severance Pay and Change in Control Plan (the “Severance Plan”). We expect that each of our Named Executive Officers will participate in the Severance Plan, subject to each Named Executive Officer signing a participation letter with the Company. The Severance Plan was adopted to provide standardized severance benefits to current and future participants in the event of a participant’s termination without cause or resignation for good reason and will supersede any pre-existing severance benefits, including the Paucek Agreement and the

Lalljie Agreements. Benefits under the Severance Plan are determined based on whether a participant is designated as a Tier I Participant, Tier II Participant or Tier III Participant. Mr. Paucek is designated as a Tier I Participant and each of Mr. Lalljie, Mr. Chernis, Mr. Mokkarala, Mr. Norden, and Mr. Kenigsberg is a Tier II Participant.
Under the Severance Plan, in the event of termination of a Named Executive Officer’s employment by the Company without “Cause” or, a resignation by the Named Executive Officer for “Good Reason”, the Named Executive Officer will receive, in addition to a prorated bonus for the year of termination (based on actual performance for the full-year):

(i)	An amount equal to one times (or 1.5 times for Mr. Paucek) the sum of the Named Executive Officer’s annual base salary plus target bonus; and

(ii)
Payment or reimbursement of the full monthly cost for continued coverage for the Named Executive Officer and the Named Executive Officer’s eligible dependents under the Company’s group health plans pursuant to COBRA for up to 12 months following termination (or 18 months for Mr. Paucek).

If, however, a Named Executive Officer’s employment is terminated by the Company without Cause or by the Named Executive Officer for Good Reason during the three month period prior to a Change in Control or the 12 month period following a Change in Control, the Named Executive Officer will receive, in lieu of the payments and benefits describe above, a prorated bonus for the year of termination (based on actual performance for the full year) and:

(i)	An amount equal to 1.5 times (or 2 times for Mr. Paucek) the sum of the Named Executive Officer’s annual base salary plus target annual bonus, generally payable in a lump sum; and

(ii)
An amount equal to the product of 1.02, multiplied by 12 (or 18 for Mr. Paucek), multiplied by the monthly premium for the cost of insuring the Named Executive Officer and the Named Executive Officer’s eligible dependents under the Company’s group health plans in which the Named Executive Officer participated immediately prior to the date of the such termination, generally payable in a lump sum.

For purposes of the Severance Plan as applied to the Named Executive Officers:
“Cause” generally means the occurrence of any of the following events: (i) such participant’s indictment for, or conviction or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude under the laws of the United States or any state thereof; (ii) such participant’s commission of, or participation in, a fraud or act of willful dishonesty against the Company, or any intentional and unlawful harassment or discrimination in the course of such participant’s employment with the Company; (iii) such participant’s intentional, material violation of any contract or agreement between such participant and the Company which (if curable) is not cured within fifteen (15) days of written notice by the Company to such participant; (iv) such participant’s intentional and unauthorized use or disclosure of confidential information, which results, or would reasonably be expected to result, in material harm to the Company or its affiliates; or (v) such participant’s gross misconduct in connection with the performance of his duties.
“Good Reason” generally means the occurrence of any of the following events without the participant’s express written consent: (i) the continual assignment of duties that are not commensurate in any material respect with such participant’s position, or a material diminution in such participant’s position, authority, reporting lines or responsibilities, including, without limitation, such participant ceasing to have the same status, offices, titles and seniority with the Company (or the Company’s successor in interest or its ultimate parent resulting from a change in control) or to be in charge of a principal business unit, division or function (such as sales, administration or finance) of the Company (or such successor or ultimate parent) in which such participant had been in charge immediately prior to such diminution; (ii) a material reduction in such participant’s annual base salary and/or annual target incentive opportunity; (iii) a relocation of such participant’s principal work location to a location that is thirty five (35) miles or more from Washington, DC and results in a material increase in such participant’s commute from his primary residence; or (iv) the Company’s material violation of any written contract or agreement between such participant and the Company, including the Severance Plan.
The payments pursuant to the Severance Plan are in addition to, and not in lieu of, any accrued but unpaid salary, bonuses and/or employee welfare and other benefits to which a Named Executive Officer is entitled.
Any outstanding awards under any equity-based or other long-term performance incentive compensation plan or program of the Company will generally be subject to and treated in accordance with the terms and conditions of the applicable plan, program, and/or award agreement.
Severance Plan benefits are generally subject to the Named Executive Officer’s timely execution, delivery, and non-revocation of a general release of claims and compliance with applicable restrictive covenants.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2019, with respect to our equity compensation plans (after giving effect to shares issued and/or vesting on such date):

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted‑average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders(3)	4,373,895	$34.24	6,109,297
Equity compensation plans not approved by security holders	—	—	—
Total	4,373,895		6,109,297

(1)
In addition to options, warrants and rights, our 2014 Plan allows awards to be made in the form of shares of restricted stock units or other forms of equity‑based compensation. As of December 31, 2019, 3,694,915 shares of the Company’s common stock were subject to outstanding time-based restricted stock units and performance-based restricted stock units (at the target level of performance for the PRSUs issued in October 2019 and at 113% of the target level of performance for the PRSUs issued in February 2019) issued under our 2014 Plan. Restricted stock units are not taken into account for purposes of determining the weighted average exercise price in the table above.

(2)
This number reflects 5,296,333 shares available for future issuance under our 2014 Plan and 812,964 shares available for issuance under our 2017 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2019. No shares remain available for future issuance under our 2008 Plan. As of December 31, 2019, no shares were subject to outstanding purchase rights under the ESPP.

(3)
Under the terms of our 2014 Plan, the number of shares of the Company’s common stock that may be issued under the 2014 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2015 continuing through January 1, 2024, by 5% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board.

CEO Pay Ratio Disclosure
As required by Section 953(b) of Dodd Frank and Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Christopher J. Paucek, our Chief Executive Officer, during 2019. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S‑K.
For 2019, our last completed fiscal year:

•	The estimated median of the annual total compensation of all employees of the Company (excluding the CEO) was $59,272;

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement was $6,612,508; and

•	The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 112:1.
To determine the median of the annual total compensation of all employees of the Company (other than the CEO), the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•	We selected December 31, 2019 as the date upon which we would identify our employee population and median employee.

•
Using our tax and payroll records, we determined that, as of December 31, 2019, our employee population consisted of approximately 5,848 employees globally, including active full‑time, part‑time, seasonal and temporary employees.

•
As permitted by SEC rules, we determined to exclude all of our employees located in Hong Kong and the United Kingdom, which constituted approximately 0.3% of our total employee population and approximately 2,413 employees who joined the Company through our acquisition of Trilogy in May 2019.

•
We used taxable compensation, as determined in each applicable employing jurisdiction, during the 2019 fiscal year as a consistently applied compensation measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. For South African employees, we converted taxable compensation to U.S. dollars using the rand to dollar exchange rate in effect on December 31, 2019.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table of this proxy statement.
It should be noted that the SEC pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Limitations on Liability and Indemnification
Our Bylaws and amended and restated certificate of incorporation (the “Charter”) contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, which provides that directors of a corporation will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duties as a director. However, these provisions do not eliminate or limit the liability of our directors for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Bylaws and Charter provide that we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws and Charter also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws and Charter also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. We have entered and expect to continue to enter into agreements to indemnify our directors as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Bylaws and Charter may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers, as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 15, 2020 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 14, 2020, which is 60 days after April 15, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For certain stockholders, the percentage ownership assumes the exercise of options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706.

Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
ArrowMark Colorado Holdings, LLC(1)	5,697,184	8.9%
The Vanguard Group(2)	5,610,098	8.8%
ARK Investment Management LLC(3)	5,220,253	8.2%
Nomura Global Financial Products, Inc.(4)	5,266,173	8.2%
Sumitomo Mitsui Trust Holdings, Inc. / Nikko Asset Management Americas, Inc.(5)	4,181,193	6.5%
Executive Officers and Directors
Christopher J. Paucek(6)	1,455,070	2.2%
Paul S. Lalljie	—	*
Catherine A. Graham(7)	417,182	*
Mark J. Chernis(8)	180,165	*
Harsha Mokkarala(9)	139,525	*
James Kenigsberg(10)	311,335	*
Matthew J. Norden(11)	38,933	*
John M. Larson(12)	227,496	*
Edward S. Macias(13)	40,218	*
Paul A. Maeder(14)	113,436	*
Robert M. Stavis(15)	212,858	*
Timothy M. Haley(16)	75,646	*
Sallie L. Krawcheck(17)	60,894	*
Earl Lewis(18)	47,789	*
Coretha M. Rushing(19)	16,421	*
Valerie B. Jarrett(20)	5,304	*
Gregory K. Peters(21)	99,327	*
Alexis Maybank(22)	3,100	*
All current directors and executive officers as a group (17 persons)	2,888,083	4.5%

*	Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2020 by ArrowMark Colorado Holdings, LLC (“ArrowMark”). According to its Schedule 13G filing, ArrowMark has sole dispositive power with respect to 5,697,184 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 5,697,184 shares of our common stock and shared voting power with respect 0 shares of our common stock. The principal business address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(2)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). According to its Schedule 13G filing, Vanguard has sole dispositive power with respect to 5,574,146 shares of our common stock, shared dispositive power with respect to 35,952 shares of our common stock, sole voting power with respect to 34,090 shares of our common stock and shared voting power with respect to 11,004 shares of our common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2020 by ARK Investment Management LLC (“ARK”). According to its Schedule 13G filing, ARK has sole dispositive power with respect to 5,220,253 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock, sole voting power with respect to 4,017,808 shares of our common stock and shared voting power with respect 334,322 shares of our common stock. The principal business address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

(4)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2020 by Nomura Holdings, Inc. (“Nomura”). According to its Schedule 13G filing, Nomura has sole dispositive power with respect to 0 shares of our common stock, shared dispositive power with respect to 5,266,173 shares of our common stock, sole voting power with respect to 0 shares of our common stock and shared voting power with respect 5,266,173 shares of our common stock. The principal business address of Nomura is 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8645, Japan.

(5)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 12, 2020 by Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co. Ltd (“NAM”). According to its Schedule 13G filing, SMTH and NAM have sole dispositive power with respect to 0 shares of our common stock, shared dispositive power with respect to 4,181,193 shares of our common stock, sole voting power with respect to 0 shares of our common stock and shared voting power with respect 4,181,193 shares of our common stock. The principal business address of SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan and the principal business address of NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.

(6)
Shares beneficially owned consist of (a) 461,857 shares of common stock held by Mr. Paucek directly and (b) 993,213 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(7)
Shares beneficially owned consist of (a) 39,165 shares of common stock held by Ms. Graham directly and (b) 378,017 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(8)
Shares beneficially owned consist of (a) 76,876 shares of common stock held by Mr. Chernis directly and (b) 103,289 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(9)
Shares beneficially owned consist of (a) 31,213 shares of common stock held by Mr. Mokkarala directly and (b) 108,312 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(10)
Shares beneficially owned consist of (a) 116,043 shares of common stock held by Mr. Kenigsberg directly and (b) 195,292 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(11)
Shares beneficially owned consist of (a) 8,962 shares of common stock held by Mr. Norden directly and (b) 28,742 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(12)
Shares beneficially owned consist of (a) 68,090 shares of common stock held by Mr. Larson directly, (b) 21,495 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020, and (c) 137,911 shares of common stock held by Triumph Capital, LLC (“Triumph”). Mr. Larson is the sole member of Triumph and may be deemed to have beneficial ownership of the shares held by Triumph.

(13)
Shares beneficially owned consist of (a) 23,988 shares of common stock held by Mr. Macias directly and (b) 16,230 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(14)
Shares beneficially owned consist of (a) 51,995 shares of common stock held by Mr. Maeder directly, (b) 21,495 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020, and (c) 39,946 shares of common stock held by Altaheide LLC (“Altaheide”). Mr. Maeder may be deemed to have beneficial ownership of the shares held by Altaheide.

(15)
Shares beneficially owned consist of (a) 119,916 shares of common stock held by Mr. Stavis directly, (b) 35,707 shares of common stock held by Stavis Ventures II, LLC (“Stavis Ventures”), (c) 35,740 shares of common stock held by Stavco Venture Holdings LLC (“Stavco Venture Holdings”), and (d) 21,495 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020. Stavis Ventures and Stavco Venture Holdings are controlled by Mr. Stavis, and Mr. Stavis disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest therein.

(16)
Shares beneficially owned consist of (a) 6,533 shares of common stock held by Mr. Haley directly, (b) 52,530 shares of common stock held by the Haley‑McGourty Family Trust U/D/T 9/27/96 (the “Haley Trust”), (c) 6,827 shares of common stock held by Haley‑McGourty Partners (“Haley Partners”), and (d) 9,756 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020. Mr. Haley may be deemed to have beneficial ownership of the shares held by the Haley Trust and Haley Partners.

(17)
Shares beneficially owned consist of (a) 21,788 shares of common stock held by Ms. Krawcheck directly and (b) 39,106 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(18)
Shares beneficially owned consist of (a) 8,683 shares of common stock held by Mr. Lewis directly and (b) 39,106 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(19)
Shares beneficially owned consist of (a) 6,628 shares of common stock held by Ms. Rushing directly and (b) 9,793 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(20)
Shares beneficially owned consist of (a) 2,233 shares of common stock held by Ms. Jarrett directly and (b) 3,071 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(21)
Shares beneficially owned consist of (a) 96,670 shares of common stock held by Mr. Peters directly and (b) 2,657 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

(22)
Shares beneficially owned consist of (a) 1,339 shares of common stock held by Ms. Maybank directly and (b) 1,761 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2020.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 31, 2019, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, with the exception of one Form 4 that was not filed on a timely basis by John Larson. On May 22, 2019, Triumph Capital, LLC received 41,689 shares of Company common stock as part of its pro rata consideration in respect of the Company’s acquisition of Trilogy. Mr. Larson is the sole member of Triumph Capital, LLC. A Form 4 was filed to report the transaction by Mr. Larson on August 12, 2019.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES
All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third‑party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Related Person Transaction Policy
The Company has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Other than as set forth below, there have been no transactions since January 1, 2019 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.” For a description of severance arrangements that we have entered into with some of our executive officers, please see “Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements.”
Merger Agreement
On April 7, 2019, we entered into a definitive agreement (the “Merger Agreement”) to acquire Trilogy for total consideration of $750 million payable in a combination of cash and stock, subject to certain customary purchase price adjustments (the “Transaction”). Certain equity holders of Trilogy have affiliations with two of our directors. Mr. Larson is the sole member of Triumph Capital LLC (“Triumph”), which owns approximately 1% of the issued and outstanding capital stock of Trilogy on a fully‑diluted basis. Mr. Maeder is one of six managing members of Highland Management Partners 9 LLC, and Highland Management Partners 9 (SPV) LLC, each of which is the general partner of certain other entities, which are the general partners of certain funds managed or advised by Highland Capital Partners (the “Highland Investing Entities”), which Highland Investing Entities collectively own approximately 20% of the issued and outstanding shares of Trilogy on a fully‑diluted basis. Mr. Maeder has advised the Company that his indirect financial interest in Trilogy through the Highland Investing Entities is expected to be less than 1% of the issued and outstanding capital stock of Trilogy.
Prior to the Company submitting its initial indication of interest regarding the acquisition of Trilogy, Messrs. Larson and Maeder advised the Board and management of their respective indirect financial interests in Trilogy, as well as the fact that neither Mr. Larson, Mr. Maeder nor Triumph has any governance rights over Trilogy or control over the board of directors of Trilogy and does not hold any director, officer, employee, consulting or similar role with Trilogy. In addition, Mr. Maeder confirmed that he does not hold dispositive or voting control over the Trilogy shares held by the Highland Investing Entities. Although the Highland Investing Entities do hold two out of seven board seats at Trilogy, approval of the potential transaction between Trilogy and the Company required the approval of a majority of the directors and the approval of various classes of Trilogy stock, including classes of Trilogy stock which are not controlled by the Highland Investing Entities, and therefore, neither the board seats nor the shares of Trilogy held by the Highland Investing Entities were sufficient to control Trilogy’s decision to enter into the proposed transaction. In January 2019, upon the recommendation of the Nominating and Corporate Governance Committee, the Board formed a transaction committee (the “Transaction Committee”) for the purpose of reviewing and considering the potential transaction with Trilogy. The Transaction Committee consists of four directors—Messrs. Haley, Macias, and Stavis and Ms. Maybank—all of whom are “independent directors,” as defined under applicable Nasdaq listing standards and the rules of the SEC, and none of whom have any interest in the Transaction.
On April 5, 2019, after a thorough review and due consideration of the Transaction, including full disclosure of Mr. Maeder’s and Mr. Larson’s interests therein, the Transaction Committee unanimously recommended to the Board that it approve the Merger Agreement and the Transaction. The Transaction Committee reviewed and approved the Transaction under our related person transaction policy. On April 6, 2019, the full Board met to consider the Merger Agreement and the Transactions. Following a thorough review and due consideration of the Transaction, including full disclosure of Mr. Maeder’s and Mr. Larson’s interests therein, the full Board (other than Mr. Maeder and Mr. Larson who recused themselves from the vote) unanimously approved the Merger Agreement and the Transactions.
INCORPORATION BY REFERENCE
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by 2U into such filings, and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by 2U under those statutes, except to the extent we specifically incorporate these items by reference.
We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.
Some brokers utilize the householding process for proxy materials, in which case, only one copy of this proxy statement or our Annual Report to Stockholders may be sent to two or more stockholders sharing the same address. Stockholders who participate in householding will continue to receive separate proxy cards. If you hold your 2U stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
If you wish to receive a separate copy of this proxy statement or our Annual Report to Stockholders, we will promptly deliver one to you upon request. You can notify us by sending a written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary, or by calling the Corporate Secretary at (301) 892‑4350. In addition, if you would like to receive separate proxy statements and annual reports of 2U in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us at the above address and telephone number if you hold registered shares.
OTHER MATTERS
The Board knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

By Order of the Board of Directors,

Christopher “Chip” Paucek Co‑Founder & Chief Executive Officer April 30, 2020

2U, INC.
7900 HARKINS ROAD
LANHAM, MD 20706

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 22, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWOU2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 22, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D15936-P40103

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

2U, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of four Class III directors to serve on the Board of Directors until the Company's 2023 Annual Meeting of Stockholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Sallie L. Krawcheck
02) John M. Larson
03) Edward S. Macias
04) Alexis Maybank

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D15937-P40103

2U, INC.
Annual Meeting of Stockholders
June 23, 2020 3:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Christopher J. Paucek, Chief Executive Officer, and Matthew Norden, Corporate Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 2U, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, EDT on June 23, 2020, via live webcast at www.virtualshareholdermeeting.com/TWOU2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side